Exhibit 10.14

SALMON BAY CENTER LEASE

C. D. STIMSON COMPANY,

LANDLORD

AMERICAN PET INSURANCE COMPANY,

TENANT

August 29, 2011

i

LEASE

(Salmon Bay Center)

THIS LEASE (“Lease”) is made and entered into as of the 29th day of August, 2011, by C. D. STIMSON COMPANY, a Washington corporation (“Landlord”), and American Pet Insurance Company, a New York corporation (“Tenant”). In consideration of this Lease, Landlord and Tenant covenant and agree as follows:

SECTION 1: BASIC PROVISIONS

This Section contains the basic lease provisions between Landlord and Tenant.

A. Building, Property, and Center: Salmon Bay Center, 5245 Shilshole Ave. NW, Seattle, WA (the “Building”) located on the property legally described on Exhibit A (the “Property”), which is part of the Salmon Bay Center, legally described on Exhibit A-1 (the “Center”).

B. Premises: Office space comprised of 12,048 square feet of rentable area as depicted on the floor plan attached hereto as Exhibit B (the “Premises”), comprising the entire Building.

C. Commencement Date: The date Landlord delivers possession of the Premises to Tenant in the condition required by this Lease, estimated to be October 15, 2011, subject to the terms of Section 3.

D. Expiration Date: Thirty-six (36) full calendar months following the Commencement Date, subject to the terms of Section 3.

E: Rentable Area: The rentable area of the Premises shall be confirmed by P2 Design Group as set out in Section 2 (C) hereof.

F. Tenant’s Share: 6.24%

G. Base Rent: From the Commencement Date through the Expiration Date, as further described in Section 4, as follows:

MONTH(S)	MONTHLY BASE RENT FOR PREMISES	ANNUAL RENT PER RENTABLE SQUARE FOOT
Month One (1)*	$-0- (Tenant will pay Tenant’s Share of Additional Rent during this month)	NA
Months Two (2) through Twelve (12)	$14,056.00	$14.00
Months Thirteen (13) through Twenty-four (24)	$14,477.68	$14.42
Months Twenty-five (25) through Thirty-six (36)	$14,909.40	$14.85
Months Thirty-seven (37) through Forty-eight (48) (First Option Term)	$15,361.20	$15.30
Months Forty-nine (49) through Sixty (60) (Second Option Term)	$15,823.04	$15.76

*

“Month One” means the first thirty (30) days beginning on the Commencement Date and ending on the 30th day after the Commencement Date. If the Commencement Date is not the first day of a calendar month, any partial month will be pro-rated on a per diem basis at the rental rate effective for month two.

H. Additional Rent: Tenant’s Share of Taxes and Expenses, pursuant to Section 4(C).

I. Parking: Thirty-six (36) parking spaces which shall be reserved for Tenant at the locations shown on Exhibit D, at no cost to Tenant.

J. Permitted Use: General office use for pet insurance company and no other uses.

K. Security Deposit: $28,112.00

L. Guarantors: None.

M. Broker (if any): Yates, Wood & MacDonald, Inc. and Ellen Mohl thereof for Landlord; Washington Partners and Larry Almeleh thereof for Tenant.

N. Option Terms: Two (2) options to extend the term of this Lease for an additional period of one (1) year each, pursuant to Section 3(D).

O. Riders/Exhibits: In addition to Exhibit A (Legal Description of Property), Exhibit A-1 (Legal Description of Center), Exhibit B (Drawing of Premises), Exhibit C (Parking), Exhibit D (Work Letter), Exhibit E (Existing Rights), and Rider One (Rules), this Lease includes: No other Exhibits or Riders.

P. Landlord’s Notice Address (subject to Section 24):

C. D. Stimson Company

1411 Fourth Avenue

Suite 730

Seattle, WA 98101

Q. Tenant’s Notice Address (subject to Section 24):

Before Commencement Date:

American Pet Insurance Company

1148 N.W. Leary Way

Seattle, WA 98107

After Commencement Date:

American Pet Insurance Company

5245 Shilshole Ave. NW

Seattle, WA 98107

R. Rent Payments: Rent shall be paid to:

C. D. Stimson Company

1411 Fourth Avenue

Suite 730

Seattle, WA 98101

or to such other parties and addresses as to which Landlord shall provide advance notice.

SECTION 2: PREMISES AND PREPARATION OF PREMISES

A. Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises subject to the provisions herein contained. Tenant has inspected the Premises (and portions of the Property and Center providing access to or serving the Premises) or has had an opportunity to do so, and agreed to accept the same “AS IS” without any agreements, representations, understandings or obligations on the part of Landlord to perform any Alterations, repairs or improvements unless expressly provided under this Lease. Tenant further acknowledges that Landlord has not made any representation or warranty (express or implied) with respect to the habitability, condition or suitability of the Premises or Property for Tenant’s purposes or any particular purpose. Notwithstanding anything to the contrary contained in this Lease and without reducing any other obligations of Landlord hereunder, Landlord represents and warrants to Tenant that, as of the Commencement Date, (i) the Premises shall be free and clear of occupants and third party occupancy rights, (ii) the Building and the Premises and every part thereof, shall be in compliance with all applicable codes, laws, ordinances and regulations, (iii) all Landlord’s Work shall be substantially completed in a good and workmanlike manner and free from defects with the exception of “punch list” items which shall be agreed between the parties and completed by Landlord as provided in Exhibit D, Work Letter, and (iv) the structural elements of the Building, the electrical and lighting systems serving and within the Premises, the life safety systems servicing the Premises, if any, the sprinkler system serving the Premises, if any, the HVAC systems serving the Premises, the roof (including the roof membrane), the plumbing and sewer systems serving the Premises and the window coverings on the Premises are all in good working order and condition.

B. Preparation of Premises. If no “Work Letter” is referenced in Section 1 as an Exhibit and attached hereto, Tenant agrees to accept the Premises on the Commencement Date in its existing “As Is” condition as described in Section A above without any agreement, representation or obligation on the part of Landlord to perform or provide any alterations, improvements, repairs or allowance of any kind, except as set out explicitly in this Section 2.B. Otherwise, the obligations of Landlord and Tenant to perform work and supply materials and labor to prepare the Premises for Tenant’s occupancy shall be as set forth in the Work Letter attached hereto and incorporated herein. Landlord’s obligation, if any, for completion of the Premises (“Landlord’s Work”) shall be defined and limited by said Work Letter, and Landlord shall not be required to furnish or install any item not indicated thereon. Any additional alterations or improvements to the Premises beyond those set forth on the Work Letter shall be at Tenant’s sole cost and expense and subject to all provisions of Section 10, including without limitation the prior approval of Landlord. This Lease and Landlord’s performance of its obligations hereunder shall be contingent upon the availability of all required permits for Landlord’s Work and Tenant’s occupancy for the uses set out in Section 1 (J) above, under terms and conditions reasonably satisfactory to Landlord, in its sole discretion. Taking possession of the Premises by Tenant shall be conclusive evidence the Premises were, on that date, in good, clean, and tenantable condition and delivered in accordance with this Lease, unless set forth otherwise in a mutually agreed upon written “punch list.”

C. Usable and Rentable Area. Within thirty (30) days after the delivery of the Premises to Tenant, Landlord shall deliver to Tenant its measurement and calculation of the usable and rentable area of the Premises, measured and calculated by P2 Design Group according to the methods and standards of ANSI/BOMA Z65.1 —

1996. The measurements of P2 Design Group shall be conclusive and binding upon the parties for all purposes under this Lease. If P2 Design Group’s determination of rentable area is different from those set out in Section 1 hereof, the parties will execute an amendment to this Lease setting out the revised areas and recalculating Monthly Base Rent and Tenant’s Share (for purposes of Additional Rent). If the revised rentable area indicates that Tenant has overpaid Monthly Base Rent and Additional Rent under this Lease, then Landlord will apply the amount of the overcharge to the next amounts due from Tenant under this Lease. If the revised rentable area indicates that Tenant has underpaid Monthly Base Rent and Additional Rent under this Lease, then Tenant will pay to Landlord the amount of the underpayment within thirty (30) days after receipt of demand therefor.

D. Right of First Offer for Additional Space. Subject to the existing rights of first offer, options, and practices between Landlord and Pacific Studio, Inc., as set forth on Exhibit E hereto, if additional leasable office space becomes available at the Center (“Additional Space”), then Landlord shall offer the Additional Space to Tenant before Landlord generally markets the Additional Space for rent. Landlord shall give Tenant written notice describing the location, square footage, date available, and terms under which Landlord is willing to lease the space to Tenant. Tenant shall have ten (10) business days in which to accept the Additional Space upon the terms set out in Landlord’s notice to Tenant or to propose different terms under which Tenant would be willing to lease the Additional Space. If Tenant declines to lease the Additional Space under the terms set out in Landlord’s notice or fails to respond within the period set out above, then Landlord shall be free to market the Additional Space for rent to the general public and to lease it to any party under such terms as Landlord is willing to accept, provided, however, if Landlord has not leased such Additional Space within one hundred eighty (180) days after Tenant elects not to lease the same, any further transaction shall be deemed a new determination by Landlord to lease such Additional Space and the provisions of this paragraph shall again be applicable. If Tenant makes a timely counterproposal to Landlord, then the parties agree to negotiate in good faith to attempt to reach agreement on the terms of a lease for the Additional Space, provided, that if the parties have failed to reach such agreement within fifteen (15) days of Tenant’s counterproposal, then neither party shall have any further obligations to the other under this Section 2.D. and Landlord may proceed to market and lease the Additional Space in its discretion, subject to the proviso of the immediately preceding sentence.

SECTION 3: TERM AND COMMENCEMENT

A. Term and Confirmation. The term (“Term”) of this Lease shall commence on the Commencement Date and end on the Expiration Date as specified in Section 1 above, unless sooner terminated as provided herein, subject to adjustment as provided below and the other provisions hereof. If the Commencement Date is advanced or postponed as provided below, the Expiration Date set forth in Section 1 shall be advanced or postponed for the same length of time. Tenant shall execute a confirmation of the Commencement Date and other matters in such form as Landlord may reasonably request within ten (10) days after requested (but nothing herein shall require Landlord to so request); any failure to respond within such time shall be deemed an acceptance of the matters as set forth in Landlord’s confirmation. If Tenant disagrees with Landlord’s adjustment of the Commencement Date, Tenant shall pay Rent and perform all other obligations commencing on the date determined by Landlord, subject to refund or credit when the matter is resolved.

B. Adjustments to Commencement. It is acknowledged that the Commencement Date specified in Section 1 is an estimated date. This Lease shall commence on the Commencement Date specified in Section 1 if Landlord’s Work, if any, is “substantially completed” (as that term is used in the construction industry) and a Certificate of Occupancy has been issued for the Premises by such date but otherwise the Commencement Date shall be adjusted to be the first to occur of the following events: (i) the date Landlord provides Tenant notice that Landlord’s Work is substantially complete and that a Certificate of Occupancy has been issued for the Premises; (ii) the date on which Tenant commences beneficial occupancy of the Premises; or (iii) if substantial completion of Landlord’s Work is delayed due to Tenant’s Delay (defined in the attached Work Letter), then the date determined by Landlord as the date upon which Landlord’s Work would have been substantially completed, but for such Tenant’s Delay. In no event shall Landlord have any liability for loss or damage to Tenant resulting in any delay in the Commencement Date, and Tenant’s sole recourse shall be the postponement of Rent and other obligations until the Commencement Date is established as set forth above; provided, however, that such date shall be extended by a period equal to any delays caused by force majeure or by any delays in space planning or preparation and approval of working drawings (“Planning Delays”); provided, further, however, that the Commencement Date shall not be extended due to Planning Delays caused by the party seeking the extension of the Commencement Date. The term

“Force Majeure” means and includes strikes, lockouts, labor disputes, shortages of labor or materials, fire or other casualty, Acts of God or any other cause beyond the reasonable control of Landlord. If Landlord does not deliver possession of the Premises with Landlord’s Work substantially completed to Tenant on or before November 15, 2011 (which date shall be extended by one day for each day of Tenant Delay, the “Initial Delivery Deadline”) then Tenant shall be entitled to abatement of one day of Rent for each day after the Initial Delivery Deadline until the Premises are so delivered and such abatement of Rent shall be Tenant’s exclusive remedy for such delay, subject to the remedy provided below for Landlord’s failure to deliver the Premises by the Outside Delivery Date. If Landlord does not deliver possession of the Premises with Landlord’s Work substantially completed to Tenant on or before December 15, 2011 (which date shall be extended by one day for each day of Tenant Delay, the “Outside Delivery Deadline”) then Tenant shall be entitled to terminate this Lease by giving written notice to Landlord within ten (10) business days following the Outside Delivery Deadline and, in the event of such termination, such termination shall be Tenant’s exclusive remedy for Landlord’s failure to deliver the Premises as required by the Outside Delivery Date.

C. Entry. Upon reasonable notice from Tenant to Landlord, Tenant shall be entitled to enter the Premises for fixturing, cabling and move-in purposes provided (i) Tenant shall not interfere with or cause delay to Landlord’s completion of Landlord’s Work and shall coordinate its activities and comply with Landlord’s reasonable directives, (ii) all provisions of this Lease other than those relating to payment of Rent shall apply to any such pre-commencement entry (including without limitation all insurance, indemnity and freedom from lien provisions), and (iii) if Tenant beneficially occupies the Premises (or any part thereof) or commences business operations from the Premises (or any part thereof) during such period, then the Commencement Date (and obligation to pay Rent) shall be deemed advanced to the date Tenant so occupies the premises, provided, the mere moving of furniture and equipment into the Premises, and the installation of fixtures and cabling, shall not be deemed commencement of business operations or other beneficial occupancy as those terms are used in this Section 3(C). Provided the current tenant has vacated the Premises and prior thereto only with the consent of the current tenant, Landlord shall allow Tenant, upon reasonable prior notice, to tour the Premises with prospective customers of Tenant prior to the Commencement Date; provided, further, that Tenant and Tenant’s customers shall not interfere with or delay Landlord’s Work; and provided, further, that the indemnification provisions of Section 21 shall apply to such entry.

D. Option Terms. Provided that Tenant is not in default under this Lease at the time of exercising the option granted herein or at any time thereafter through commencement of the Option Term, Tenant shall have the option to lease the Premises for the additional periods set forth in Section 1.N. of this Lease, if any, (“Option Terms”), the first of which commencing upon expiration of the Term of this Lease (“Initial Term”), and each subsequent Option Term, if any, commencing upon expiration of the immediately preceding Option Term, under the same terms and conditions as set out in this Lease, except for Monthly Base Rent. Tenant shall exercise an option by delivering written notice thereof to Landlord not more than nine (9) months prior to, and not less than six (6) months prior to, expiration of the immediately preceding term of this Lease. Monthly Base Rent during an Option Term shall be as set forth in Section 1.G. for that Option Term.

E. Tenant’s Early Termination Right. Tenant shall have the right to terminate this Lease with such termination effective at any time on or after the second (2nd) anniversary of the Commencement Date by delivering written notice of termination to Landlord. Such notice shall be effective only if it specifies the termination date for the Lease, which must be not less than three (3) months following Landlord’s receipt of such notice and is accompanied by Tenant’s payment of one-half of the Termination Payment (as defined below). The remaining one-half of the Termination Payment shall be paid on or before the termination date. As used herein, “Termination Payment” means: (i) the unamortized portion of the Tenant Improvement Cost and the Brokerage Commission, each of which shall be amortized monthly over the Initial Term of the Lease, together with interest on the amounts thereof at the rate of eight percent (8%) per annum; plus (ii) the amount of $14,056.00 representing the free rent granted to Tenant under Section 1(G) hereof.

SECTION 4. BASE RENT

A. Base Rent. Tenant shall pay Landlord the monthly Base Rent set forth in Section 1 in advance on or before the first day of each calendar month during the Term, without offset or deduction of any kind, except as expressly set forth herein.

B. Adjustments to Base Rent. The monthly Base Rent shall be adjusted as provided in Section 1.

C. Additional Rent. In addition to Base Rent, Tenant shall pay Landlord “Tenant’s Share of Taxes, and Expenses” in the manner described below. All such charges shall be deemed to constitute “Additional Rent” which shall be deemed to accrue uniformly during the calendar year in which the payment is due. Tenant agrees to pay as “Additional Rent” for the Premises, “Tenant’s Share” (defined below) of all Taxes and Expenses incurred by Landlord in the operation of the Building, Property, and Center. For purposes of this Lease, “Tenant’s Share” shall mean the ratio between the rentable area of the Premises and the rentable area of the Center. Tenant’s Share, calculated based on the initial square foot area of the Premises, is set forth in Section 1(F) above, and is subject to adjustment as set forth in Section 31(N).

1. Prior to or promptly after the commencement of each calendar year following the year in which the Lease commences, Landlord shall give Tenant a written estimate of the anticipated Taxes and Expenses for the calendar year and Tenant’s Share thereof. Tenant shall pay such estimated amount to Landlord in equal monthly installments, in advance, without deduction or offset, on or before the first day of each calendar month, with the monthly installment of Base Rent payable according to Section 4(A) above. Within ninety (90) days after the end of each calendar year, Landlord shall furnish to Tenant a statement showing in reasonable detail the actual amount of Taxes and Expenses incurred by Landlord during the applicable calendar year and Tenant’s Share thereof. If the statement shows Tenant’s Share of the actual amount exceeds the amount of Tenant’s estimated payments, within thirty (30) days after receiving the statement, Tenant shall pay the amount of the deficiency to Landlord. If the statement shows Tenant has overpaid, the amount of the excess shall be credited against installments next coming due under this Section 4; provided, however upon the expiration or earlier termination of the Lease Term, if Tenant is not then in default under this Lease, Landlord shall refund the excess to Tenant. During the first year of the Lease, Tenant’s Share of estimated Taxes and Expenses shall be not more than $2.00 per rentable square foot of the Premises per year, regardless of an actual share in excess of that amount. Notwithstanding the amount actually incurred by Landlord, the amount payable by Tenant hereunder in respect of Tenant’s Share of estimated Taxes and Expenses for any calendar year shall not increase by more than $.12 (on a non-cumulative basis) over the amount payable by Tenant hereunder for the immediately preceding calendar year, as limited by this Section C.1. For purposes of the cap in the preceding sentence, any partial year shall be annualized.

2. If at any time during any calendar year of the Lease Term the Taxes and Expenses applicable to the Building, Property, or Center change, Tenant’s estimated share of such Taxes, and Expenses, as applicable, may be adjusted accordingly effective as of the month in which such changes become effective, by written notice from Landlord to Tenant of the amount or estimated amount of the change, the month in which effective, and Tenant’s Share thereof, provided, that Tenant’s Share of Taxes and Expenses shall not be adjusted in excess of the limits imposed under Section C.1. Tenant shall pay such increase to Landlord as a part of Tenant’s monthly payments of estimated Taxes or Expenses as provided above, commencing with the month following the month in which Tenant is notified of the adjustment.

3. For purposes of this Lease, the term “Expenses” means all costs of and expenses paid or incurred by Landlord for maintaining, operating, managing, insuring, repairing, and administering the Building, Common Areas, Property, and Center, including all common areas and facilities and Systems and Equipment, and shall include the following costs by way of illustration but not limitation: water and sewer charges; storm drainage charges and retention facility charges; insurance premiums; insurance deductibles actually paid not to exceed $50,000 per claim; license, permit, and inspection fees; heat; light; power; steam; janitorial, cleaning, and security services; labor; salaries; air conditioning; landscaping; maintenance, repair, repaving and repainting or restriping of driveways, sidewalks, curbs, , and surface areas; painting of building exteriors; traffic and directional signs; an administrative fee of ten percent (10%) of total Expenses payable to Landlord or, in the alternative, if Landlord employs professional property managers for the Center, professional management fees not to exceed three percent (3%) of gross rents; supplies; materials; equipment; tools; the cost of any capital improvements or modifications made to the Building, Property, or Center by Landlord that reduce Expenses or are required under any Laws not applicable to the Building, Property, or Center or not in effect at the time the Building was constructed; trash removal; all property management costs, including office rent for any property management office and professional property management fees; legal and accounting expenses; and all other expenses or charges which, in accordance with generally accepted management practices would be considered an expense of maintaining, operating, repairing, replacing or administering the Building, Property, or Center. Capital costs included in Expenses shall be amortized over such reasonable period as Landlord shall determine with a return on capital at the current market rate per annum on the unamortized balance or at such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing such capital replacements or improvements.

4. For purposes of this Lease, the term “Taxes” means all real estate taxes or personal property taxes and other taxes, surcharges and assessments, unforeseen as well as foreseen, which are levied with respect to the Building, Property, or Center and any improvements, fixtures and equipment and other property of Landlord, real or personal, located in the Building, Property, or Center and used in connection with the operation of the Building, Property, or Center and any tax, surcharge or assessment which shall be levied in addition to or in lieu of real estate or personal property taxes, other than taxes covered in Section 15. The term “Taxes” shall also include any rental, excise, sales, transaction, privilege, or other tax or levy, however denominated, imposed upon or measured by the rental reserved hereunder or on Landlord’s business of leasing the Premises, excepting only net income, inheritance, gift, business and occupation, and franchise taxes.

5. Notwithstanding anything to the contrary contained above, as to each specific category of expense which one or more tenants of the Building , Property, or Center, at Landlord’s sole discretion, either pays directly to third parties or specifically reimburses to Landlord (e.g., separately metered utilities, separately contracted janitorial service, property taxes directly reimbursed to Landlord, etc.) such tenant(s) payments with respect thereto shall not be included in Expenses for purposes of this Section 4, but Tenant’s Share of each of such category of expense shall be adjusted by excluding from the denominator thereof the rentable area of all such tenants paying such category of expense directly to third parties or reimbursing the same directly to Landlord. Tenant shall not enter into separate contracts to provide any specific utility or service normally provided by the Building, without Landlord’s prior written consent in Landlord’s sole discretion. Moreover, if Tenant pays or directly reimburses Landlord for any such category of expense (which shall only be Landlord’s prior consent), such category of expense shall be excluded from the determination of Expenses for Tenant to the extent such expense was incurred with respect to space in the Building, Property, or Center actually leased to or occupied by other Tenants.

6. Tenant’s obligations to pay its share of Taxes and Expenses (or any other amounts) as provided in this Lease accruing during, or relating to, the period prior to expiration or earlier termination of this Lease, shall survive such expiration or termination. Landlord may reasonably estimate all or any of such obligations within a reasonable time before, or anytime after, such expiration or termination. Tenant shall pay the full amount of such estimate and any additional amount due after the actual amounts are determined, in each case within thirty (30) days after Landlord sends a statement therefore. If the actual amount is less than the amount Tenant pays as an estimate, Landlord shall refund the difference within thirty (30) days after such determination is made. Within ninety (90) days following the end of the calendar year in which the Lease terminates, Landlord shall deliver to Tenant its final statement of Taxes and Expenses.

7. Unless Tenant takes exception by notice to Landlord within ninety (90) days after Landlord provides any statement to Tenant for any item of Additional Rent, such statement shall be considered final and binding on Tenant (except as to additional Expenses or Taxes not then known or omitted by error). If Tenant takes exception by notice within such time, Landlord may seek confirmation from an independent certified public accountant as to the proper amount of Taxes and Expenses determined in accordance with sound accounting practices. In such case: (i) such confirmation shall be considered final and binding on both parties (except as to additional Expenses or Taxes not then known or omitted by error), and (ii) Tenant shall pay Landlord for the cost of such confirmation, unless it shows that Taxes and Expenses were overstated by at least five percent (5%). Pending resolution of any such exceptions, Tenant shall pay all amounts shown on such Landlord’s statement, subject to credit, refund or additional payment after any such exceptions are resolved.

D. Prorations. If the Term commences on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, the Base Rent, Additional Rent, and any other amounts payable on a monthly basis shall be prorated on a per diem basis for such partial calendar months. If the Base Rent is scheduled to increase under Section 1 other than on the first day of a calendar month, the amount for such month shall be prorated on a per diem basis to reflect the number of days of such month at the then current and increased rates, respectively. If the Term commences other than on January 1, or ends other than on December 31, Tenant’s obligations to pay amounts under this Section 4 towards Taxes and Expenses for such first or final calendar years shall be prorated on a per diem basis to reflect the portion of such years included in the Term.

E. General Payment Matters. Base Rent and Additional Rent, which includes without limitation any other amounts which Tenant is or becomes obligated to pay Landlord under this Lease or other agreement entered in connection herewith, are sometimes herein referred to collectively as “Rent,” and all remedies applicable to the non-payment of Rent shall be applicable thereto. Rent shall be paid in good funds and legal tender of the United States of America without prior demand, offset, deduction, recoupment, set-off, or counterclaim, and without relief from any valuation or appraisement laws. Rent obligations hereunder are independent covenants. In addition to all other Landlord remedies, if any portion of Rent is not received within five (5) business days after written notice to Tenant, (i) any Rent not paid by Tenant when due shall accrue interest from the due date at the Default Rate until payment is received by Landlord and (ii) in addition to such interest, Tenant shall pay Landlord a service charge of two hundred fifty dollars ($250.00) or five percent (5%) of the delinquent amount, whichever is greater. No delay by Landlord in providing any Rent statement to Tenant shall be deemed a default by Landlord or a waiver of Landlord’s right to require payment of Tenant’s obligations hereunder including those for actual or estimated taxes, expenses or capital expenditures. In no event shall a decrease in Taxes or Expenses ever decrease the monthly Base Rent or give rise to a credit in favor of Tenant. Landlord may apply payments received from Tenant to any obligations of Tenant then accrued, in Landlord’s discretion, without regard to such obligations as Tenant may have designated.

SECTION 5: QUIET ENJOYMENT

Landlord agrees that if Tenant timely pays the Rent and performs the terms and provisions hereunder, while not in Default under this Lease Tenant shall hold the Premises during the Term, free of lawful claims by any party acting by or through Landlord, subject to the rights of mortgagees and to all other terms and provisions of this Lease.

SECTION 6: UTILITIES AND SERVICES

A. Utilities and Services.

1. Utilities. When a utility service is separately metered to the Premises, Tenant shall be solely responsible for contracting with the appropriate utility companies and shall promptly pay all usage charges and taxes for such utility services, which may include heating, ventilation, and air conditioning (“HVAC”), water, gas, sewage, electricity or any other utility used, consumed or provided in, furnished to or attributable to the Premises at the rates charged by the supplying utility companies and/or Landlord. Tenant shall pay directly to the utility provider, before due, all charges for utility services separately metered to the Premises. If a particular utility is not separately metered, or if a particular utility is metered through a deduct-meter for an account for which Landlord is responsible, Tenant shall pay Landlord monthly for such utility based upon the deduct-meter, if any, or otherwise based upon Tenant’s pro rata share of the monthly charges for such utilities based upon Tenant’s Share if utility usage is ratable among all tenants of the Building or Center based upon square footage occupied by each tenant or based upon actual utility usage by the tenants of the Building or Center as reasonably determined by Landlord if such usage is not ratable based upon square footage occupied. Should Landlord elect to supply any or all of such utilities, Tenant agrees to purchase and pay for the same as Additional Rent as apportioned by Landlord. The rate to be charged by Landlord to Tenant shall not exceed the rate charged to Landlord by any supplying utility. Tenant shall reimburse Landlord within ten (10) days of billing for fixture charges and/or water tariffs, if applicable, which are charged to Landlord by local utility companies. Landlord will notify Tenant of this charge as soon as it becomes known. This charge will increase or decrease with current charges being levied against Landlord, the Premises, Building, or Center by the local utility company, and will be due as Additional Rent.

2. Services. In addition to the repair and maintenance obligations of each party under Section 9 of this Lease, each party shall provide the following services:

(a) Janitorial Service. Tenant shall provide its own janitorial service within the Premises.

(b) Light Bulbs. Landlord will provide fluorescent tubes in light fixtures which are standard for the Premises, for Tenant’s use in replacing burned out tubes. Burned out bulbs, tubes or other light sources in fixtures which are not standard for the Premises will be provided and replaced by Tenant, at Tenant’s expense.

B. Interruptions. Landlord shall use reasonable diligence to remedy an interruption in the furnishing of such services and utilities required to be furnished by Landlord. If (i) any utilities or services to the Premises are interrupted or discontinued due to a cause within Landlord’s reasonable control, (ii) Tenant is unable to, and does not, use the Premises as a result of such interruption or discontinuance, (iii) Tenant shall have given notice respecting such interruption or discontinuance to Landlord, and (iv) Landlord fails to cure such interruption or discontinuance within ten (10) consecutive business days after receiving such notice, then Rent hereunder shall thereafter be abated until such time as such services or utilities are restored or Tenant begins using the Premises again, whichever shall first occur. Such abatement of Rent shall be Tenant’s sole remedy in the event of a discontinuance or interruption of services or utilities required to be provided by Landlord hereunder. Interruption of services and utilities shall not be deemed an eviction or disturbance of Tenant’s use and possession of the Premises or any part thereof or render Landlord liable to Tenant for damages or loss of any kind, or relieve Tenant from performance of Tenant’s obligations under this Lease, except as expressly provided herein. If, however, any governmental authority imposes regulations, controls, or other restrictions upon Landlord or the Building which would require a change in the services provided by Landlord under this Lease, Landlord may comply with such regulations, controls, or other restrictions, including without limitation, curtailment, rationing or restrictions on the use of electricity or any other form of energy serving the Premises. Tenant will cooperate and do such things as are reasonably necessary to enable Landlord to comply with such regulations, controls, or other restrictions.

C. Non-Standard Usage. Whenever heat generating machines or equipment or lighting other than building standard lights are used in the Premises by Tenant which affect the temperature otherwise maintained by the air cooling system, Landlord shall have the right to install supplementary air cooling units in the Premises, and the cost thereof, including the cost of installation and the cost of operation and maintenance thereof, shall be paid by Tenant. Landlord may impose a reasonable charge for utilities, to the extent not separately metered to the Premises, and services, including without limitation, the installation and operation of air cooling equipment, electric current and water, required to be provided the Premises by reason of, (a) any use beyond what Landlord agrees to furnish as described above, (b) electricity used by equipment other than low power usage office machines or by equipment reasonably designated by Landlord as high power usage equipment, or (c) the installation, maintenance, repair, replacement, or operation of supplementary air cooling equipment, additional electrical systems, or other equipment required by reason of special electrical, heating, cooling or ventilating requirements of equipment used by Tenant at the Premises. High power usage equipment includes without limitation, mainframe or mini-computers, multiple servers, and any machines which operate on 220-volt circuits. Tenant shall not install or operate high power usage equipment on the Premises without Landlord’s prior written consent, which may be refused unless (i) Tenant confirms in writing its obligation to pay the additional charges necessitated by such equipment and such equipment does not adversely affect operation of the Building, and (ii) the Building electrical capacity will not be exceeded. In no event shall Tenant allow the use of any space heaters or other portable heating unit at the Premises.

D. Utility Providers. Notwithstanding anything to the contrary in this Lease, Landlord shall have the sole, exclusive, and absolute right to determine, select, change, and contract with utility company or companies that will provide electricity and other basic utility service, except for telecommunication services, to the Building, , Property, Center, and Premises. If permitted by law, during the Term of this Lease, Landlord shall have the right at any time, and from time to time, to either contract for services from a different company or companies providing electricity or other basic utility service (each such company hereinafter an “Alternative Service Provider”) or continue to contract for service from the service provider(s) that is providing such utility service to the Building,, Property, Center, or Premises at the Commencement Date (each the “Existing Service Provider”). Tenant shall cooperate with Landlord, the Existing Service Provider, and any alternate Service Provider at all times and, as reasonably necessary, shall allow Landlord, the Existing Service Provider, and any Alternate Service Provider access to the Building’s utility lines, plumbing, feeders, risers, wiring, and any other machinery or utility access ways within the Premises.

SECTION 7: DEPOSITS

Prior to execution of this Lease, Tenant has deposited with Landlord the Deposit in the amount set forth in Section 1(K). This money represents a security deposit (“Security Deposit”) for the performance by the Tenant of the provisions of this Lease, in the amount identified in Section 1(K). Tenant acknowledges that the Security Deposit has been paid to Landlord, in substantial part because of Tenant’s intention to allow its employees to bring pet dogs and cats to work with them to the Premises. As such, the Security Deposit may be applied to Landlord for customary cleaning purposes and for the purpose of ridding the Premises of offensive odors, stains, and other undesirable effects of the occupancy of the Premises by dogs and cats, including, to the extent reasonably necessary and without limitation, cleaning or replacing carpet and flooring, repainting and/or re-drywalling, and odor removal or treatment. If Tenant is in default, Landlord may use the Security Deposit or any portion of them to cure the default or compensate Landlord for any damage resulting from Tenant’s default. On demand, Tenant shall immediately pay to Landlord the sum necessary to restore the Security Deposit to the amount initially deposited with Landlord. If Tenant is not in default at the expiration or termination of the Lease, or any extension thereof, Landlord shall return the Security Deposit to Tenant within thirty (30) days. Landlord’s obligations with respect to the Security Deposit are those of a debtor and not a trustee. Landlord may maintain such sums separate and apart from Landlord’s general funds or may commingle them with Landlord’s general or other funds. Landlord is not required to pay Tenant interest on such sums, or any portion thereof. In the event this Lease is terminated before its normal expiration date, any rent paid for any period beyond the expiration date will be considered an additional Security Deposit. The Security Deposit and any required replenishment thereof shall be Additional Rent.

SECTION 8: USE, COMPLIANCE WITH LAWS AND RULES, PETS

A. Use of Premises and Compliance With Laws. Tenant shall use the Premises solely for the purposes set forth in Section 1 and for no other purpose without obtaining the prior written consent of Landlord, which shall not be unreasonably withheld for uses consistent with Landlord’s then existing use criteria for the Building. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or with respect to the suitability of the Premises or the Building for the conduct of Tenant’s business, nor has Landlord agreed to undertake any modification, alteration, or improvement to the Premises or the Building, except as provided in writing in this Lease. Tenant acknowledges that Landlord may from time to time, at its sole discretion, make such modifications, alterations, repairs, deletions, or improvements to the Building, Property, or Center as Landlord may deem necessary or desirable, without compensation or notice to Tenant, provided that such alterations, repairs, deletions, or improvements shall not materially adversely affect Tenant’s use of the Premises or common areas of the Building or Tenant’s ingress and egress to and use of the parking area utilized by Tenant and in no event shall Landlord be liable for any consequential damages. Tenant shall promptly comply with all Laws affecting the Premises and the Building, as well as the Rules (defined below), and to any reasonable modifications to the Rules as Landlord may adopt from time to time. Tenant acknowledges that, except for Landlord’s obligations pursuant to Sections 9 and 30, Tenant is solely responsible for ensuring that the Premises comply with any and all Laws applicable to Tenant’s specialized use of and conduct of business on the Premises (as compared to general office use), and that Tenant is solely responsible for any alterations or improvements that may be required by such Laws, now existing or hereafter adopted, provided, however, that in no event shall Tenant be required to make or reimburse Landlord for any structural changes to the Building or any changes to the unexposed portions of the Systems and Equipment. Tenant shall not do or permit anything to be done in or about the Premises or bring or keep anything in the Premises that will in any way increase the premiums paid by Landlord on its insurance related to the Building or which will in any way increase the premiums for fire or casualty insurance carried by other tenants in the Building. Tenant will not perform any act or carry on any practices that may injure the Premises or the Building that may be a nuisance or menace to other tenants in the Building or that shall in any way interfere with the quiet enjoyment of such other tenants. Tenant shall not do anything on the Premises which will overload any existing parking or service to the Premises. Tenant shall promptly give notice to Landlord of any violation of Laws pertaining to the Premises or the Building of which Tenant becomes aware. Tenant shall not resell any telecommunications services, satellite capacity, electricity, or other utility or service.

B. Rules. Tenant shall comply with the rules set forth in Rider One attached hereto (the “Rules”) in addition to all other terms of this Lease. Landlord shall have the right, by written notice to Tenant or by posting at the Building, to reasonably amend such Rules and supplement the same with other reasonable non-discriminatory Rules relating to the Building, Property, or Center, or the promotion of safety, care, efficiency, cleanliness or good order therein. Nothing herein shall be construed to give Tenant or any other Person any claim, demand or cause of action against Landlord arising out of the violation of such Rules by any other tenant or visitor of the Building , Property, or Center, or out of the enforcement, modification or waiver of the Rules by Landlord in any particular instance.

C. Pets. Tenant has requested Landlord to allow Tenant’s employees to bring dogs and cats to the Premises, Property, and Center. In connection with that request, Tenant has provided Landlord with its internal standards for allowing pets at its workplace, entitled “Guidelines for Pets in Our Workplace” (the “Tenant’s Pet Guidelines”). Tenant represents and warrants to Landlord that Tenant’s Pet Guidelines shall remain in full force and effect in their form as of the date of this Lease throughout the Initial Term and any Option Term, without material change. Landlord is willing to grant its permission to Tenant to allow only its employees to bring dogs and cats to the Premises, Property, and Center, subject to the following conditions, which shall be in addition to and not in derogation of Tenant’s Pet Guidelines:

(a) Tenant and Tenant’s employees shall at all times follow the Tenant’s Pet Guidelines;

(b) Tenant and Tenant’s employees shall at all times contain all pets within the Premises or, if not in the Premises, on a leash and under control of the owner;

(c) Tenant and Tenant’s employees shall properly and immediately pick up, clean up, and dispose of all pet waste at the Premises, Property, or Center;

(d) Tenant and Tenant’s employees shall not permit any pet to enter the premises of Landlord or of any other Tenant;

(e) Only pets with all vaccinations and flea treatments up-to-date shall be permitted at the Premises, Property, and Center;

(f) Tenant and Tenant’s employees shall not permit any violations of any applicable laws or regulations concerning animals, including without limitation Seattle Municipal Code, Title 9, Animals;

(g) Tenant and Tenant’s employees shall not allow any “dangerous animal,” as that term is defined in Seattle Municipal Code 9.25.02.G, or any animal that displays aggression to or threatens any person or other animal on the Premises, Property, or Center;

(h) Tenant shall at all times maintain the Premises free of any pet damage;

(i) Tenant and Tenant’s employees shall not allow any pet to become a nuisance or to annoy any other tenants of Landlord or neighbors to the Center, whether through barking, whining, other noise, behavior, or otherwise;

(j) Landlord shall have at all times the right to designate portions of the Property and Center in which pets shall be prohibited or within which pets must be confined;

(k) In addition to an not in derogation of all other indemnities contained herein, Tenant shall indemnify, defend, and hold harmless Landlord, its directors, officers, agents, employees, and contractors, from and against any claim, loss, damage, suit or other proceeding, settlement, cost, or other expense of any nature whatsoever, including without limitation attorneys’ and other experts’ fees and costs (“Claims”), arising from or related to the presence or behavior of any pet that Tenant or any Tenant’s employee or agent has permitted at the Premises, Property, or Center or which has escaped from the Premises, Property, or Center. The foregoing indemnity covers actions brought by Tenant’s own employees and it is specifically and expressly intended to constitute a waiver of Tenant’s immunity under Washington’s Industrial Insurance Act, RCW Title 51, to the extent necessary to provide Landlord with a full and complete indemnity from claims made by Tenant and its employees, to the extent provided herein.

SECTION 9: MAINTENANCE AND REPAIRS

Unless expressly provided otherwise in this Lease, and in addition to the provisions of Section 6(A)(vi), Landlord shall maintain, in good condition, the common areas of the Building, if any, the structural parts of the Building which shall include only the foundations, bearing and exterior walls, exterior windows, exterior doors, subflooring, gutters, downspouts, and the roof of the Building and the Building Systems and Equipment; provided, in the event any such replacements, repairs or maintenance are caused by or result from Tenant’s excessive or improper use or occupation thereof or which are caused by or result from the negligence or improper conduct of Tenant, its agents, employees or invitees, the cost of such repairs shall be paid solely by Tenant and Tenant shall pay the cost thereof within ten (10) days of notice from Landlord, subject to the waiver of claims and waiver of subrogation provisions of Section 11 hereof. Except as provided above, and subject to Section 10 of this Lease, Tenant shall maintain and repair the Premises in neat, clean, sanitary and good condition, including, without limitation, maintaining and repairing all interior walls, ceilings, interior doors, interior windows and fixtures, Premises’ specific systems and equipment, and accessible interior plumbing serving the Premises (not including plumbing within walls, ceiling, or floor) as well as any damage to the Building,, Center or Premises caused by Tenant, its agents, employees or invitees, the latter subject to the waiver of claims and waiver of subrogation provisions of Section 11. If Tenant shall fail to keep and preserve the Premises in said condition and state or repair, Landlord may, at its option (but with no obligation) put or cause the same to be put into the condition and state of repair agreed upon, and in such case Tenant, on demand, shall pay the cost thereof.

SECTION 10: ALTERATIONS AND LIENS

A. Alterations. Subsequent to the completion of any Landlord’s Work pursuant to Section 2, if any, Tenant shall not attach any fixtures, equipment or other items to the Premises, or paint or make any other additions, changes, alterations, repairs or improvements (collectively hereinafter “Alterations”) to the Premises, Building , Property, or Center without Landlord’s prior written consent, which with respect to Alterations to the Premises will not be unreasonably withheld so long as Tenant is not then in default of this Lease (beyond any applicable cure period). For any proposed work in excess of $5,000 or that involves any Alterations to the structure of the Building or the Systems and Equipment, Landlord may condition its consent on Tenant’s delivery to Landlord of a letter of credit or completion bond in the amount of 50% of the estimated cost of the Alterations, conditioned upon Tenant’s timely completion of the work and payment of all persons having lien rights on account of the work. If Landlord consents to any Alterations, Landlord may post notices of nonresponsibility in accordance with law. Any Alterations so made shall remain on and be surrendered with the Premises upon expiration or earlier termination of this Lease, except that Landlord may, within thirty (30) days before expiration of this Lease or within thirty (30) days after earlier termination of this Lease elect to require Tenant to remove any or all Alterations at Tenant’s sole cost and expense; provided, however, at the time Tenant submits plans for requested Alterations to Landlord for Landlord’s approval, Tenant may request Landlord to identify which Alterations Landlord may require Tenant to remove at the termination of or expiration of this Lease, and Landlord shall make such identification simultaneous with its approval (if any) of the Alterations. If Landlord elects to require removal of Alterations, then at its own and sole cost Tenant shall restore the Premises to the condition prior to the installation of the alteration (reasonable wear and tear, condemnation and casualty damage excepted), before the last day of the term or within thirty (30) days after notice of its election is given, whichever is later. If after receiving Landlord’s consent to any alteration, Tenant changes or modifies its planned alteration, Tenant shall obtain Landlord’s consent to all such changes and modifications. Landlord consents to all of Tenant’s Alterations to the Premises in existence on the date of this Lease.

B. Performance. In the event Landlord consents in writing to Tenant’s requested alteration of the Premises, Tenant shall only contract with a contractor approved by Landlord for the construction of such Alterations, shall secure all appropriate governmental approvals, and permits, and shall complete such Alterations with due diligence, in a neat, clean, good and workmanlike manner and in strict compliance with the plans and specifications approved by Landlord. All such construction shall be performed in a manner which shall not interfere with the occupancy of the other tenants of the Building. All cost, expenses and fees related to or arising from construction of any alteration shall be paid by Tenant prior to delinquency. Landlord may impose additional reasonable conditions and rules respecting the manner and times in which such alteration work may be performed. Upon termination of the Lease or surrender of all or a portion of the Premises, Tenant shall assign to Landlord any warranties that Tenant has received for any space or equipment surrendered. Tenant shall maintain records of the cost of its improvements and Alterations for at least six (6) years and shall provide them to Landlord upon request.

C. Liens. Tenant shall pay all costs for Alterations when due. Tenant shall keep the Property, Center, Building, Premises and this Lease free from any mechanic’s, materialman’s, architect’s, engineer’s or similar liens or encumbrances, and any claims therefore, or stop or violation notices, in connection with any alteration. Tenant shall remove any such claim, lien or encumbrance, or stop or violation notices of record, by bond or otherwise within ten (10) days after notice by Landlord. If Tenant fails to do so, such failure shall constitute a default by Tenant, and Landlord may, in addition to any other remedy, pay the amount (or any portion thereof) or take such other action as Landlord deems necessary to remove such claim, lien or encumbrance, or stop or violation notices, without being responsible for investigating the validity thereof. The amount so paid and costs incurred by Landlord shall be deemed Additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord’s title to, or any Lender’s interest in, the Building, Property, Center or Premises to any such claims, liens or encumbrances, or stop or violation notices, whether claimed pursuant to statute or other Law or express or implied contract.

SECTION 11: INSURANCE AND WAIVER OF SUBROGATION

A. Insurance. During the term of this Lease, Tenant at its sole cost and expense shall continuously maintain the following types of insurance coverages: (i) Property Damage Insurance for the protection of Tenant and Landlord, as their interests may appear, covering all of Tenant’s improvements and Alterations to the premises, Tenant’s personal property, business records, fixtures and equipment, and other insurable risks in an amount not less than the full insurance replacement cost of such property and the full insurable value of such other interests of Tenant, with coverages that also include “Building and Personal Property”, and (ii) Worker’s Compensation Insurance (if applicable) in the amounts required by statute together with Employer Liability Insurance with bodily injury by each accident with limits of at least $2,000,000, bodily injury by disease with limits of at least $2,000,000, and an aggregate bodily injury limit of at least $2,000,000; and (iii) Commercial General Liability Insurance with limits of $2,000,000 each occurrence, and in the aggregate, with coverage for death and bodily injury, property damage or destruction (including loss of use), product liability and completed operations, and contractually assumed liabilities. All insurance required to be carried by Tenant hereunder shall name Landlord and Landlord’s Lender (if any) as additional insureds (provided as to Landlord’s Lender only that Tenant is given advance notice of the name and address of Landlord’s Lender). Additionally, all insurance required to be provided by Tenant under this Lease: shall be issued by insurance companies authorized to do business in the State of Washington with a financial rating of at least an “A-” status as rated in the most recent edition of Best’s Key Rating guide; shall be issued as a primary policy; shall be on an occurrence basis; and shall contain an endorsement requiring at least thirty (30) days prior written notice of cancellation to Landlord and Landlord’s Lender (if any), before cancellation or change in coverage, scope, or amount of any policy. Tenant shall deliver evidence of insurance in the form of an ACORD Form or equivalent of or copy of such policy together with evidence of payment of all current premiums to Landlord within thirty(30) days of execution of this Lease. Any evidence of insurance shall designate Tenant as the insured, specify the Premises location, list Landlord (and its Lender, if any) as additional insureds, and list Landlord with Landlord’s current address as “Certificate Holder.” If Tenant fails to provide the required evidence of insurance within the time required, Landlord shall have the right, but not the obligation, to obtain the evidence directly from the Tenant’s insurance broker. Tenant shall take all necessary steps to renew all insurance at least thirty (30) days prior to such insurance expiration dates and shall provide Landlord a copy of the renewed policy or evidence thereof, prior to said policy’s expiration date. If Tenant fails at any time to maintain the insurance required by this Lease, and fails to cure such default within five (5) business days of written notice from Landlord then, in addition to all other remedies available under this Lease and applicable law, Landlord may purchase such insurance on Tenant’s behalf and the cost of such insurance shall be Additional Rent due within ten (10) days of written invoice from Landlord to Tenant. Notwithstanding the foregoing, Tenant may comply with its insurance obligations hereunder by endorsement to any blanket policy of insurance carried by Tenant. Landlord may change the requirements of this Section 11 upon written notice to Tenant to conform to any requirements of any Landlord’s Lender or insurance provider.

During the term of this Lease, Landlord shall maintain a policy or policies of “all-risk” or “special causes of loss” property insurance covering all improvements on the Property including the Building in an amount of not less than one hundred percent (100%) of the full insurable replacement cost of the Building. Such insurance shall contain an agreed valuation provision in lieu of any co-insurance clause.

B. Waiver of Claims and Subrogation. Landlord and Tenant release and relieve the other, and waive the entire right of recovery for loss or damage to property located within or constituting a part or all of the Premises, the Building, Property, or Center to the extent that the loss or damage is actually covered by insurance carried by either party and in force at the time of such loss or damage or would have been covered under a typical “all risk” or “special causes of loss” casualty policy of insurance had the damaged party maintained such coverage, excluding from such waiver only deductibles under such policies in the maximum amount of $10,000. This waiver applies whether or not the loss is due to the negligent acts or omissions of Landlord or Tenant, or their respective officers, directors, employees, agents, contractors, or invitees. Each of Landlord and Tenant shall have their respective property insurers endorse the applicable insurance policies to reflect the foregoing waiver of claims, provided, however, that the endorsement shall not be required if the applicable policy of insurance permits the named insured to waive rights of subrogation on a blanket basis, in which case the blanket waiver shall be acceptable.

SECTION 12: CASUALTY DAMAGE

In the event twenty-five percent (25%) or less of the Building shall be destroyed or rendered untenantable, either wholly or in part, by fire or other casualty, and the Premises shall be unaffected, then Landlord shall restore the Building to as near its previous condition as is reasonably possible, provided that sufficient insurance proceeds are available to Landlord to pay the cost of restoration, and provided further that if the Premises are unaffected by the fire or other casualty, Landlord shall have no right to terminate this Lease. In the event more than twenty-five percent (25%) of the Building or any portion of the Premises shall be destroyed or rendered untenantable, either wholly or in part, by fire or other casualty, Landlord may, at its option, restore the Building or Premises to as near their previous condition as is reasonably possible and in the meantime the Rent shall be abated in the same proportion as the untenantable portion of the Premises bears to the whole thereof, provided, such abatement shall apply only to the extent the Premises are untenantable for the purposes permitted under this Lease and not used by Tenant as a result thereof. Except as provided above, unless Landlord, within twenty (20) days after the receipt of insurance proceeds on account of the casualty, shall notify Tenant of its election to so restore, this Lease shall thereupon terminate and end, provided, if in Landlord’s reasonable estimation the Premises cannot be restored within one hundred eighty (180) days following such destruction, Landlord shall notify Tenant and Tenant may terminate this Lease (regardless of Landlord’s intent to restore) by delivery of notice to Landlord within thirty (30) days of Landlord’s notice. Such restoration by Landlord shall not include replacement of furniture, equipment, or other items that do not become part of the Building or any improvements to the Premises in excess of those provided for in the allowance for building standard items. Tenant agrees that the abatement of Rent as provided above shall be Tenant’s sole and exclusive recourse in the event of such damage, and Tenant waives any other rights Tenant may have under applicable Law to perform repairs or terminate the Lease by reason of damage to the Building or Premises.

SECTION 13: CONDEMNATION

If twenty-five percent (25%) or more of the rentable area of the Premises shall be taken by power of eminent domain or condemned by a competent authority or by conveyance in lieu thereof for public or quasi-public use (“Condemnation”), including any temporary taking for a period of one year or longer, then either Landlord or Tenant may elect to terminate this Lease on the date possession for such use is so taken. If: (i) less than twenty-five percent (25%) of the Premises is taken, but the taking includes or affects a material portion of the Building, Property, or Center, or the economical operation thereof; (ii) less than twenty-five percent (25%) of the Premises is taken and in the reasonable judgment of Landlord the remaining Premises are not usable for the business of Tenant, or (iii) the taking is temporary but will be in effect for more than ninety (90) days, then in either such event, Landlord may elect to terminate this Lease upon at least thirty (30) days’ prior notice to Tenant. The parties further agree that: (a) if this Lease is terminated, all Rent shall be apportioned as of the date of such termination or the date of such taking, whichever shall first occur, (b) if the taking is temporary, Rent shall not be abated for the period of the taking, but Tenant may seek a condemnation award therefore (and the Term shall not be extended thereby), and (c) if this Lease is not terminated but any part of the Premises is permanently taken, the Rent shall be proportionately abated based on the square footage of the Premises so taken. Landlord shall be entitled to receive the entire award or payment in connection with such Condemnation and Tenant hereby assigns to Landlord any interest therein for the value of Tenant’s unexpired leasehold estate or any other claim and waives any right to participate therein, and Tenant shall make no claim against Landlord for termination of the leasehold interest or interference with Tenant’s business. Tenant, however, shall have the right to claim damages from the condemning authority for a temporary taking of the leasehold as described above, for moving expenses and any taking of Tenant’s personal property and for the interruption to Tenant’s business, but only if such damages are awarded separately in the eminent domain proceeding and not as part of the damages recovered by Landlord.

SECTION 14: ASSIGNMENT AND SUBLETTING

A. Consent Required. Except as otherwise provided in this Lease, Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed, subject to the provisions of Section 14(E), assign this Lease or any interest therein, or sublet the Premises or any part thereof, or hypothecate or otherwise encumber the leasehold interest, or permit the use of the Premises by any party other than Tenant or otherwise transfer this Lease (collectively “transfer”). Subject to the other provisions of this Section 14, such consent shall be entirely discretionary with Landlord. Consent to one such transfer shall not destroy or waive this provision, and all subsequent transfers shall likewise be made only upon obtaining prior written consent of Landlord. Subtenants or assignees shall become directly liable to Landlord for all obligations of Tenant hereunder, without relieving Tenant of any liability.

B. Intentionally Omitted.

C. Costs. Whether or not Landlord consents to a proposed transfer (or exercises its right to recapture), Tenant shall reimburse Landlord on demand for any and all actual reasonable out-of-pocket costs, not to exceed $1,500, that may be incurred by Landlord in connection with any proposed transfer including, without limitation, the cost of investigating the acceptability of the proposed transferee and Landlord’s reasonable attorneys’ fees incurred in connection with each proposed transfer.

D. Notice. Any notice or request to Landlord with respect to a proposed assignment or sublease shall contain the name of the proposed assignee or subtenant (collectively “transferee”), the nature of the proposed transferee’s business to be conducted at the Premises, and the terms and provisions of the proposed transfer. Tenant shall also provide Landlord with a copy of the proposed transfer documents when available and such financial and other information with respect to the proposed transferee and transfer that Landlord may reasonably require.

E. Consent. In the event of a proposed transfer, Landlord will not unreasonably withhold its consent thereto if (a) Tenant is not then in default of this Lease (beyond any applicable cure period), (b) the proposed transferee will continuously occupy and use the Premises for the term of the transfer, (c) the use by the proposed transferee will be general office use, (d) the proposed transferee is reputable and of sound financial condition, (e) the transfer will not directly or indirectly cause Landlord to be in breach of any contractual obligation, and (f) the proposed transferee is not an existing tenant or subtenant of any other premises located on the Property or Center, provided, however, in the event that no comparable space to that which Tenant seeks to assign or sublet is otherwise available at the Center, as determined by Landlord in its reasonable discretion, then this condition (f) shall not apply. In all other cases, Landlord may withhold consent in its sole discretion. Landlord shall respond to any written request for consent to assignment, subletting or other transfer requiring Landlord’s consent under this Lease as soon as reasonably possible and in any case within ten (10) business days after Tenant’s request. If Landlord requires additional documents or information to facilitate Landlord’s evaluation of the proposed transfer, Landlord shall so notify Tenant within such ten (10) business day period, specifying in reasonable detail the additional documents or information requested, and Landlord shall have ten (10) business days following receipt of all of the information so requested in which to respond to Tenant’s request for Landlord’s consent. If Landlord disapproves of any proposed transfer, Landlord shall so notify Tenant in writing within such ten (10) business day period, setting forth in reasonable detail the basis for Landlord’s disapproval.

F. Terms. Any option(s) granted to Tenant in this Lease or any option(s) granted to Tenant in any amendments to this Lease, to the extent that said option(s) have not been exercised, shall terminate and be voided in the event this Lease is assigned, or any part of the Premises is sublet, or Tenant’s interest in the Premises is otherwise transferred (other than pursuant to a Permitted Transfer), unless otherwise agreed to by Landlord.

G. Permitted Transfers. Notwithstanding anything to the contrary in this Section 14, Tenant shall have the right, without Landlord’s consent, but upon ten (10) days prior notice to Landlord, to assign this Lease or sublet all or any part of the Premises to any parent, subsidiary, or affiliate of Tenant or to any person, firm, corporation, or other entity which shall be controlled by, under the control of, or under common control with Tenant, or any entity into which Tenant may be merged or consolidated or which purchases all or substantially all of the assets of Tenant (“Permitted Transfer”). Control as used in the preceding sentence means the direct or indirect ownership or right to vote of more than fifty percent (50%) of the voting securities of an entity, or possession of the ownership or control of the management rights and duties of the entity’s affairs.

H. Subletting or Assignment of Other Tenant’s Leases. Without the prior written consent of Landlord, which shall not be unreasonably withheld, Tenant shall not accept an assignment of another tenant’s lease of premises in the Building, Property, or Center and shall not sublet any premises from another tenant in the Building, Property, or Center.

I. Breach of Section 14. In the event that Tenant is in breach of its obligation to obtain Landlord’s consent to any assignment or subletting, Tenant shall be in immediate default under this Lease without the requirement of notice from Landlord or any opportunity to cure the default.

J. Confidentiality of Assignment and Sublease. Tenant shall keep confidential the terms of any assignment or sublease to which Landlord consents and shall cause and direct its directors, officers, shareholders, partners, members, principals, employees, attorneys and other professionals, and agents to keep such terms confidential.

SECTION 15: PERSONAL PROPERTY, RENT AND OTHER TAXES

Tenant shall pay prior to delinquency all taxes, charges or other governmental impositions assessed against, levied upon or otherwise imposed upon or with respect to all fixtures, furnishings, personal property, systems and, equipment owned or installed exclusively by or for Tenant and located in or exclusively serving the Premises. Whenever possible, Tenant shall cause all such items to be assessed and billed separately from the other property of Landlord. In the event any such items shall be assessed and billed with the other property of Landlord, Tenant shall pay Landlord its share of such taxes, charges or other governmental impositions within ten (10) days after Landlord delivers a statement and a copy of the assessment or other documentation showing the amount of impositions applicable to Tenant’s property. Tenant shall pay any rent tax, sales tax, service tax, transfer tax, value added tax, or any other applicable tax on the Rent, utilities, or services herein, the privilege of renting, using, or occupying the Premises, or collecting Rent therefrom, or otherwise respecting this Lease or any other document entered into by the parties in connection herewith, excluding, however, any excess profits taxes, business and occupation taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes applied or measured by Landlord’s general or net income (as opposed to rents, receipts, or income attributable to operations at the Building).

SECTION 16: LANDLORD’S REMEDIES

A. Default. The occurrence of any one or more of the following events shall constitute a “Default” by Tenant and shall give rise to Landlord’s remedies set forth in Section 16(B) below: (i) failure to make when due any payment of Rent, unless such failure is cured within five (5) business days after written notice from Landlord; (ii) failure to observe or perform any term or condition of this Lease other than the payment of Rent (or the other matters expressly described herein), unless such failure is cured within any period of time following notice expressly provided with respect thereto in other Sections hereof, or otherwise within a reasonable time, but in no event more than thirty (30) days following notice from Landlord (provided, if the nature of Tenant’s failure is such that more time is reasonably required in order to cure, Tenant shall not be in Default if Tenant commences to cure promptly within such period and thereafter diligently pursues its completion); (iii) abandonment and vacation of the Premises (failure to occupy and operate the Premises for fifteen (15) consecutive business days while in monetary default under this Lease shall conclusively be deemed an abandonment and vacation); (iv) (a) Tenant, or any guarantor or any unreleased assignor of this Lease (“Guarantor”), filing by or for reorganization or arrangement under any Law relating to bankruptcy or insolvency (unless, in the case of a petition filed against Tenant or such Guarantor, the same is dismissed within thirty (30) days; or (b) Tenant’s or any Guarantor’s insolvency or failure, or admission of an inability, to pay debts as they mature; or (v) Tenant’s failure to obtain Landlord’s consent before assigning the Lease or subletting all or a portion of the Premises. Additionally, if Tenant violates the same term or condition of this Lease on three (3) occasions during any twelve (12) month period, Landlord shall have the right to exercise all remedies for any violations of the same term or condition during the next twelve (12) months without providing further notice or an opportunity to cure. The notice and cure periods provided herein are intended to satisfy any and all notice requirements imposed by Law on Landlord and are in lieu of, and not in addition to, any notice and cure periods provided by Law; provided, Landlord may elect to comply with such notice and cure periods provided by Law. In the event of Tenant’s default hereunder, and in addition to any other amounts or remedies Landlord may be entitled to, Landlord shall be entitled to recover from Tenant all of Landlord’s costs and reasonable attorneys’ fees incurred in enforcing this Lease or otherwise arising from Tenant’s default.

B. Remedies. If a Default occurs, Landlord shall have the rights and remedies hereinafter set forth to the extent permitted by Law, which shall be distinct, separate and cumulative with and in addition to any other right or remedy allowed under any Law or other provision of this Lease:

1. Landlord may terminate Tenant’s right to possession without termination of this Lease, or Landlord may terminate this Lease and Tenant’s right to possession, at any time following a Default; provided, no act of Landlord other than giving notice to Tenant with express statement of termination shall terminate this Lease or Tenant’s right to possession. Acts of maintenance, efforts to relet the premises, or the appointment of a receiver on Landlord’s initiative to protect Landlord’s interest under this Lease shall not constitute a termination of tenant’s right to possession. Upon termination of Tenant’s right to possession, Landlord shall have the right to reenter the Premises and recover from Tenant in addition to any other monies provided herein or at Law; (a) the Worth of the unpaid Rent that had been earned by Landlord at the time of termination of Tenant’s right to possession; (b) the Worth of the amount of the unpaid Rent that had been earned after the date of termination of Tenant’s right to possession through the expiration of the Lease Term; (c) the unamortized portion of the cost to the Landlord of Landlord’s Work which shall be amortized over the Initial Term of the Lease at an interest rate equal to the prime rate (as published by the Wall Street Journal) plus two percent (2%) per annum adjusted as of the first day of each calendar quarter during the Lease Term; and (d) all other expenses incurred by Landlord on account of Tenant’s Default, including without limitation any Costs of Reletting (defined below) and Landlord’s reasonable attorneys’ fees and collection costs. The “Worth” as used for item (a) above is to be computed by allowing interest at the rate of twelve percent (12%) to accrue on all such unpaid Rent (or such lesser rate required by Law, if any). The Worth as used for item (b) above is to be computed by discounting the amount of Rent at the discount rate of the Federal Reserve Bank of San Francisco at the time of termination of Tenant’s right of possession.

2. In the event of any such reentry by Landlord, Landlord may, at Landlord’s option, require Tenant to remove from the Premises any of Tenant’s property located thereon. If Tenant fails to do so, Landlord shall not be responsible for the care or safekeeping thereof and may remove any of the same from the Premises and place the same elsewhere in the Building or in storage in a public warehouse at the cost, expense, and risk of Tenant with authority to the warehouseman to sell the same in the event that Tenant shall fail to pay the cost of transportation and storage, all in accordance with the rules and regulations applicable to the operation of a public warehouseman’s business. In any and all such cases of reentry Landlord may make any repairs in, to, or upon the Premises which may be necessary, desirable, or convenient, and Tenant hereby waives any and all claims for damages which may be caused or occasioned by such reentry or to any property in or about the Premises or any part thereof.

3. Landlord may bring suits for amounts owed by Tenant hereunder or any portions thereof, as the same accrue or after the same have accrued, and no suit or recovery of any portion due hereunder shall be deemed a waiver of Landlord’s right to collect all amounts to which Landlord is entitled hereunder, nor shall the same serve as any defense to any subsequent suit brought for any amount not theretofore reduced to judgment. Landlord may pursue one or more remedies against Tenant and need not make an election of remedies. All rent and other consideration paid by any replacement tenants shall be applied at Landlord’s option; (i) first, to the Costs of Reletting (defined below), (ii) second, to the payment of all costs and reasonable attorneys’ fees of enforcing this

Lease against Tenant or any Guarantor, (iii) third, to the payment of all interest and service charges accruing hereunder, (iv) fourth, to the payment of Rent theretofore accrued, and (v) with the residue, if any, to be held by Landlord and applied to the payment of Rent and other obligations of Tenant as the same become due (and with any remaining residue to be retained by Landlord). “Costs of Reletting” shall include without limitation, all reasonable costs and expenses incurred by Landlord for any repairs, or other matters necessary to prepare the Premises for another tenant, brokerage commissions, advertising costs, attorneys’ fees, and any economic incentives given to enter leases with replacement tenants; provided, however, Costs of Reletting related to alterations in connection with reletting shall be limited to the amount that would be reasonably necessary to restore the Premises to the condition required by Section 22 of this Lease and provided further that any brokerage commissions or other concessions shall be amortized over the entire term of any replacement lease and the amount included in the Costs of Reletting shall be limited to the amount attributable to the period beginning on the date of the applicable Default and ending on the expiration date of the initial term of this Lease. With respect to reletting the Premises, Landlord shall only be required to use reasonable efforts that do not exceed such efforts Landlord generally uses to lease other space in the Building, Landlord may continue to lease other portions of the Building or other projects owned or managed by Landlord in the same vicinity before reletting all or a portion of the Premises, and Landlord shall not be required to relet at rental rates less than Landlord’s then-existing rates for new leases or terms less favorable to Landlord than those contained herein. The times set forth herein for the curing of Defaults by Tenant are of the essence of this Lease.

SECTION 17: SUBORDINATION, ATTORNMENT AND LENDER PROTECTION

A. Subject to subsection 2 of this Section, this Lease is subject and subordinate to all Mortgages now or hereafter placed upon the Center, Property, Building, Premises, or any interest of Landlord therein, and all other recorded encumbrances, and matters of public record applicable to the Center, Property, Building, or, Premises as of the date of this Lease. Whether before or after any foreclosure or power of sale proceedings are initiated or completed by any Lender or a deed in lieu thereof is granted (or any ground lease is terminated), Tenant agrees upon written request of any such Lender or any purchaser at such sale, to attorn and pay Rent to such party, and recognize such party as Landlord (provided such Lender or purchaser shall agree not to disturb Tenant’s occupancy so long as Tenant does not Default hereunder, on a form customarily used by, or otherwise reasonably acceptable to, such party). However, in the event of attornment, no Lender shall be: (i) liable for any act or omission of Landlord (arising prior to such Lender becoming Landlord under such attornment) or (ii) liable for any security deposit or bound by any prepaid Rent not actually received by such Lender. Any Lender may elect to make this Lease prior to the lien of its Mortgage by written notice to Tenant, and if the Lender of any prior Mortgage shall require, this Lease shall be prior to any subordinate Mortgage; such elections shall be effective upon written notice to Tenant, or shall be effective as of such earlier or later date set forth in such notice. Tenant agrees to give any Lender by certified mail, return receipt requested, a copy of any notice of default served by Tenant upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of service on Tenant of a copy of an assignment of leases, or otherwise) of the address of such Lender. Tenant further agrees that if Landlord shall have failed to cure such default within the time permitted Landlord for cure under this Lease, any such Lender whose address has been provided to Tenant shall have an additional period of thirty (30) days in which to cure (or such additional time as may be required due to causes beyond such Lender’s control, including time to obtain possession of the Property by appointment of receiver, power of sale or judicial action). Should any current or prospective Lender require a modification or modifications to this Lease which will not cause an increased cost or otherwise change the rights, obligations, or remedies of Tenant hereunder, Tenant agrees that this Lease shall be so modified. Except as expressly provided to the contrary herein, the provisions of this Section shall be self-operative; however Tenant shall execute and deliver, within fifteen (15) days after requested, such commercially reasonable documentation as Landlord or any Lender may request from time to time, whether prior to or after a foreclosure or power of sale proceeding is initiated or completed, a deed in lieu thereof is delivered, or a ground lease is terminated, in order to further confirm or effectuate the matters set forth in this Section in recordable form. Tenant hereby waives the provisions of any Law (now or hereafter adopted) which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease or Tenant’s obligations hereunder if foreclosure or power of sale proceedings are initiated, prosecuted, or completed.

B. Landlord shall cause the lender under any Mortgage upon the Center, Property, Building or Premises existing as of the date of this Lease to execute and deliver to Tenant a commercially reasonable non-disturbance agreement within 30 days after the date of this Lease. As a condition to Tenant’s agreement hereunder

SECTION 18: ESTOPPEL CERTIFICATES

Tenant shall from time to time, within fifteen (15) days after written request from Landlord, execute, acknowledge, and deliver a statement certifying: (i) that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease as so modified, is in full force and effect (or specifying the ground for claiming that this Lease is not in force and effect), (ii) the dates to which the Rent has been paid, and the amount of any Security Deposit, (iii) that Tenant is in possession of the Premises, and paying Rent on a current basis with no offsets, defenses or claims, or specifying the same if any are claimed, (iv) that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord or Tenant which are pertinent to the request, or specifying the same if any are claimed, and (v) certifying such other matters as Landlord may reasonably request, or as may be requested by Landlord’s current or prospective Lenders, insurance carriers, auditors, and prospective purchasers (and including a comparable certification statement from any subtenant respecting its sublease). Tenant and any subtenant shall make these certifications on any form reasonably requested by Landlord’s current or prospective Lenders, insurance carriers, auditors, and prospective purchasers. Any such statement may be relied upon by any such parties. If Tenant shall fail to execute and return such statement or object within the time required herein, then Tenant shall be conclusively deemed to have agreed with the matters set forth in such statement if Tenant has failed to execute and return such statement or object thereto within three (3) business days after one (1) additional written notice from Landlord requesting such response.

SECTION 19: RIGHTS RESERVED BY LANDLORD

Except to the extent expressly limited herein, Landlord reserves full rights to control the Property and Center (which rights may be exercised without subjecting Landlord to claims for constructive eviction, abatement of Rent, damages or other claims of any kind), including more particularly, but without limitation, the following rights:

A. General Matters. To (i) upon reasonable prior notice to Tenant, change the name or street address of the Building, Property, or Center or street address designation of the Premises, provided Landlord reimburses Tenant for costs Tenant incurs in connection therewith for reprinting business cards, stationery, etc., (ii) install and maintain signs on the exterior and interior of the Building, Property, or Center, and grant any other person the right to do so, (iii) retain at all times, and use in appropriate instances, keys to all doors within and into the Premises, (iv) grant to any person the right to conduct any business or render any service at the Property or Center, whether or not the same are similar to the use permitted Tenant by this Lease, (v) grant any person the right to use separate security personnel and systems respecting access to their premises, (vi) have access for Landlord and other tenants of the Building to any mail chutes located on the exterior of the Premises according to the rules of the United States Postal Service (and to install or remove such chutes), and (vii) in case of fire, invasion, insurrection, riot, civil disorder, emergency or other dangerous condition, or threat thereof, and upon reasonable prior notice to Tenant (or upon no notice in the event of emergency): (a) limit access to the Building, Property, Center, or Premises, (b) shut down elevator service, (c) activate elevator emergency controls, and (d) otherwise take such action or preventative measures deemed necessary by Landlord for the safety of tenants of the Building , Property, or Center or the protection of the Building, Property, or Center and other property located thereon or therein (but this provision shall impose no duty on Landlord to take such actions, and no liability for actions taken in good faith).

B. Access to Premises. To enter the Premises, without such entry constituting an actual or constructive eviction, in order to: (i) inspect, (ii) supply services to be provided Tenant hereunder, (iii) show the Premises to current and prospective Lenders, insurers, purchasers, brokers, and governmental authorities at any time during the Term and to show the Premises to prospective tenants at any time during the last six (6) months of the Term, (iv) decorate, remodel, or alter the Premises if Tenant shall abandon the Premises at any time, or shall vacate the same during the last one hundred twenty (120) days of the Term (without thereby terminating this Lease), and (v) perform any work or take any other actions under Section 19(C) below, or exercise other rights of Landlord under this Lease or applicable Laws. However, Landlord shall: (a) provide reasonable advance written or oral notice of at least twenty-four (24) hours to Tenant’s on-site manager or other appropriate person for matters which will involve a significant disruption to Tenant’s business (except in emergencies, in which case Landlord shall have the right to enter at any time without prior notice to Tenant), (b) take reasonable steps to minimize disruption to Tenant’s business, and following completion of any work, return Tenant’s leasehold improvements, fixtures, property and equipment to the original locations and condition to the fullest extent reasonably possible, and (c) not materially change the configuration or reducing the square footage of the Premises, unless required by Laws or other causes beyond Landlord’s reasonable control (and in the event of any permanent material reduction, the Rent and other rights and obligations of the parties based on the square footage of the Premises shall be proportionately reduced). Tenant shall not place partitions, furniture, or other obstructions in the Premises which may prevent or impair Landlord’s access to the Systems and Equipment for the Property or the systems and equipment for the Premises. If Tenant requests that any such access occur before or after Landlord’s regular business hours and Landlord approves, Tenant shall pay all overtime and other additional costs in connection therewith.

C. Changes To The Property, or Center. To: (i) paint and decorate, (ii) perform repairs or maintenance, (iii) make replacements, restorations, renovations, Alterations, additions, and improvements, structural or otherwise, in and to the Building , Property, or Center or any part thereof, including any adjacent building, structure, facility, land, street, or alley, or change the uses thereof (including changes, reductions, or additions of corridors, entrances, doors, lobbies, parking facilities, and other areas, structural support columns and shear walls, elevators, stairs, escalators, mezzanines, solar tint windows or film, kiosks, planters, sculptures, displays, and other amenities and features therein, and changes relating to the connection with or entrance into or use of the Building , Property, or Center or any other adjoining or adjacent building or buildings, now existing or hereinafter constructed), and (iv) to change Building standard specifications. In connection with such matters, Landlord may among other things erect scaffolding, barricades and other structures, open ceilings, close entry ways, restrooms, elevators, stairways, corridors, parking, and other areas and facilities, and take such other actions as Landlord deems appropriate. However, Landlord shall (a) take reasonable steps to minimize or avoid any denial of or interference with access to the Premises except when necessary on a temporary basis, and (b) in connection with entering the Premises shall comply with Section 19(B) above.

SECTION 20: LANDLORD’S RIGHT TO CURE

If Landlord shall fail to perform any obligation under this Lease required to be performed by Landlord, Landlord shall not be deemed to be in default hereunder nor subject to any claims for damages of any kind, unless such failure shall have continued for a period of thirty (30) days after notice thereof by Tenant (provided, if the nature of Landlord’s failure is such that more time is reasonably required in order to cure, Landlord shall not be in default if Landlord commences to cure within such period and thereafter diligently proceeds to cure such failure to completion). If Landlord shall default and fail to cure as provided herein, Tenant shall have such rights and remedies as may be available to Tenant under applicable Laws, subject to the other provisions of this Lease; provided, Tenant shall have no right of self-help to perform repairs or any other obligation of Landlord, and shall have no right to withhold, set-off, or abate Rent, or terminate this Lease, except as expressly provided herein, and Tenant hereby expressly waives the benefit of any Law to the contrary.

SECTION 21: RELEASE AND INDEMNITY

A. Indemnity. Except as otherwise provided in this Lease and except to the extent caused by the negligence or willful misconduct of, Tenant shall indemnify, defend (using legal counsel reasonably acceptable to Landlord) and save Landlord and its property manager (if any) harmless from all claims, suits, losses, damages, fines, penalties, liabilities, and expenses (including Landlord’s reasonable attorneys’ fees and other costs incurred in connection with claims, regardless of whether such claims involve litigation) resulting from any actual or alleged injury (including death) of any person or from any actual or alleged loss of or damage to any property arising out of or in connection with (i) Tenant’s occupation, use, or improvement of the Premises, or that of its employees, agents or contractors, provided, however, that Tenant shall have no obligation to indemnify Landlord for and Tenant shall have no liability for the acts or omissions of any co-tenants, their licensees, or other persons or occupants of the Building, Property, or Center, (ii) Tenant’s breach of its obligations hereunder, or (iii) any act or omission of Tenant or any subtenant, licensee, assignee or concessionaire of Tenant, or of any officer, agent, employee, guest, or invitee of Tenant, or of any such entity in or about the Premises. This indemnity with respect to acts or omissions during the term of this Lease shall survive termination or expiration of this Lease. The foregoing indemnity covers actions brought by Tenant’s own employees and it is specifically and expressly intended to constitute a waiver of Tenant’s immunity under Washington’s Industrial Insurance Act, RCW Title 51, to the extent necessary to provide Landlord with a full and complete indemnity from claims made by Tenant and its employees, to the extent provided herein. Tenant shall promptly notify Landlord of casualties or accidents occurring in or about the Premises. LANDLORD AND TENANT ACKNOWLEDGE THAT THE INDEMNIFICATION PROVISIONS OF THIS SECTION 21 AND OF SECTIONS 8 AND 21 WERE SPECIFICALLY NEGOTIATED AND AGREED UPON BY THEM.

B. Release. Tenant hereby full and completely waives and releases all claims against Landlord for any losses or other damages sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises, including but not limited to: any defect in or failure of Building equipment; any failure to make repairs; any defect, failure, surge in, or interruption of project facilities or services; any defect in or failure of Common Areas; broken glass; water leakage; the collapse of any Building component; any claim or damage resulting from Landlord’s repair, maintenance, or improvements to any portion of the Building, Property, or Center; or any act, omission, or negligence of co-tenants, licensees or any other persons or occupants of the Building, Property, or Center; provided only, that the release contained in this Section 21(B) shall not apply to claims for actual damage to persons or property (excluding consequential damages such as lost profits) resulting directly and solely from: (i) Landlord’s negligence or willful misconduct; or (ii) Landlord’s breach of its express obligations under this Lease which Landlord has not cured within a reasonable time after receipt of written notice of such breach from Tenant.

C. Limitation on Indemnity. In compliance with RCW 4.24.115 as in effect on the date of this Lease, to the extent that and only to the extent that this Lease constitutes a contract for construction of improvements to real property, all provisions of this Lease pursuant to which Tenant (the “Indemnitor”) agrees to indemnify Landlord (the “Indemnitee”) against liability for damages arising out of bodily injury to persons or damage to property relative to the construction, alteration, repair, addition to, subtraction from, improvement to, or maintenance of, any building, road, or other structure, project development, or improvement attached to real estate, including the Premises, (i) shall not apply to damages caused by or resulting from the sole negligence of the Indemnitee, its agents or employees, and (ii) to the extent caused by or resulting from the concurrent negligence of (a) the Indemnitee or the Indemnitee’s agents or employees, and (b) the Indemnitor or the Indemnitor’s agents or employees shall apply only to the extent of the Indemnitor’s negligence; provided, however, the limitations on indemnity set forth in this Section 21 shall automatically and without further act by either Landlord or Tenant be deemed amended so as to remove any of the restrictions contained in this Section 21 no longer required by then-applicable Law.

D. Definitions. As used in any Section of this Lease establishing indemnity or release of Landlord, “Landlord” shall include Landlord, its shareholders, partners, members, directors, officers, agents, employees, and contractors, and “Tenant” shall include Tenant and any person or entity claiming through Tenant.

E. Landlord Indemnity. Landlord shall indemnify, defend (using legal counsel reasonably acceptable to Tenant) and save Tenant and its agents, employees and contractors harmless from all claims, suits, losses, damages, fines, penalties, liabilities, and expenses (including Landlord’s reasonable attorneys’ fees and other costs incurred in connection with claims, regardless of whether such claims involve litigation) resulting from any actual or alleged injury (including death) of any person or from any actual or alleged loss of or damage to any property to the extent arising out of or in connection with any breach of Landlord’s obligations under this Lease or any negligence or willful misconduct of Landlord, its agents contractors or employees. This indemnity with respect to acts or omissions during the term of this Lease shall survive termination or expiration of this Lease. The foregoing indemnity covers actions brought by Landlord’s own employees and it is specifically and expressly intended to constitute a waiver of Landlord’s immunity under Washington’s Industrial Insurance Act, RCW Title 51, to the extent necessary to provide Tenant with a full and complete indemnity from claims made by Landlord and its employees, to the extent provided herein.

SECTION 22: RETURN OF POSSESSION

At the expiration or earlier termination of this Lease or Tenant’s right of possession, Tenant shall vacate and surrender possession of the entire Premises in the same condition as delivered to Tenant, ordinary wear and tear, condemnation, and casualty damage excepted, shall surrender all keys and key cards, and any parking transmitters, stickers, or cards, to Landlord, and shall remove all personal property and office trade fixtures that may be readily removed without damage to the Premises or Property. “Ordinary wear and tear” shall not include the undesirable effects of the occupancy of the Premises by dogs and cats. Accordingly, Tenant shall take reasonable measures to rid the Premises of pet damage, including without limitation offensive odors and stains, including, to the extent reasonably necessary and without limitation, cleaning or replacing carpet and flooring, repainting and/or re-drywalling, and odor removal or treatment and shall return the Premises to Landlord free of such effects. All improvements, fixtures (other than Tenant’s trade fixtures) and other items installed by Tenant or Landlord under or with respect to this Lease, shall be the property of Tenant during the Term of this Lease, but at the expiration or earlier termination of this Lease all such improvements, fixtures, and other items shall become Landlord’s property, and shall remain upon the Premises (unless Landlord timely elects otherwise in accordance with the applicable provisions of this Lease as to Alterations other than the initial tenant improvements in which event Tenant shall remove the same at its sole cost as described below), all without compensation, allowance, or credit to Tenant. If prior to such termination or within three (3) months thereafter Landlord by notice directs Tenant to remove such items, and subject to the terms of Section 10(A). of this Lease, Tenant shall promptly remove such of the foregoing items as are designated in such notice and restore the Premises to the condition prior to the installation of such items in a good and workmanlike manner. If Tenant shall fail to perform any repairs or restoration, or fail to remove any items from the Premises required hereunder, Landlord may do so, but shall not be required to do so, and Tenant shall pay Landlord’s charges therefore upon demand. If Tenant has failed to perform required restoration within thirty (30) days after notice thereof from Landlord or the expiration date of the term of the Lease, if later, then Tenant shall be considered to be holding over and shall pay to Landlord holdover rent as prescribed in Section 23. All property removed from the Premises by Landlord pursuant to any provisions of this Lease or any Law may be handled or stored by Landlord at Tenant’s expense, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. All property not removed from the Premises or retaken from storage by Tenant within thirty (30) days after expiration or earlier termination of this Lease or Tenant’s right to possession, shall at Landlord’s option be conclusively deemed to have been conveyed by Tenant to Landlord as if by bill of sale without payment by Landlord. Unless prohibited by applicable Law, Landlord shall have a lien against such property for the costs incurred in removing and storing the same. Tenant hereby waives any statutory notices to vacate or quit the Premises upon expiration of this Lease.

SECTION 23: HOLDING OVER

Time is of the essence of the Tenant’s obligation to vacate the Premises upon the termination of the Lease. Unless Landlord expressly agrees otherwise in writing, Tenant shall pay Landlord one hundred fifty percent (150%) of the amount of Rent payable by Tenant during the last month of the Lease Term prorated on a per diem basis for each day Tenant shall fail to vacate or surrender possession of the Premises or any part thereof after expiration or earlier termination of this Lease, together with all damages sustained by Landlord on account thereof. Tenant shall pay such amounts on demand, and, in the absence of demand, monthly in advance. The foregoing provisions, and Landlord’s acceptance of any such amounts, shall not serve as permission for Tenant to hold-over, nor serve to extend the Term (although Tenant shall remain a tenant-at-sufferance bound to comply with all provisions of this Lease). Landlord shall have the right at any time after expiration or earlier termination of this Lease, or Tenant’s right to possession, to reenter and possess the Premises and remove all property and persons therefrom, and Landlord shall have such other remedies for holdover as may be available to Landlord under other provisions of this Lease or applicable Laws. The foregoing provisions of this Section 23 notwithstanding, Tenant shall have the right to holdover for two (2) months beyond the end of the Lease Term at its then current Rent upon written notice to Landlord given at least three (3) months prior to the end of the Lease Term; provided, however, that thereafter Tenant shall have no right to occupy the Premises and the other provisions of this Section 23 shall then apply.

SECTION 24: NOTICES

Except as expressly provided to the contrary in this Lease, every notice or other communication to be given by either party to the other with respect hereto or to the Premises, Building, , Property, or Center, shall be in writing and shall not be effective for any purpose unless the same shall be served personally, or by national air courier service, or United States certified mail, return receipt requested, postage prepaid, to the parties at the addresses set forth in Section 1, or such other address or addresses as Tenant or Landlord may from time to time designate by notice given as provided above. Every notice or other communication hereunder shall be deemed to have been given as of the third business day following the date of such mailing (or as of any earlier date evidenced by a receipt from such national air courier service or the United States Postal Service) or immediately if personally delivered. Notices not sent in accordance with the foregoing shall be of no force or effect until received by the foregoing parties at such addresses required herein. Landlord’s counsel or Landlord’s agent may give any notice on behalf of Landlord.

SECTION 25: REAL ESTATE BROKERS

Tenant represents that Tenant has dealt only with the Broker designated in Section 1 (whose commission, if any, shall be paid by Landlord pursuant to the terms set out below) or, if no person is designated in Section 1, with no person or entity, as broker, agent, or finder in connection with this Lease, and agrees to indemnify and hold Landlord harmless from all damages, judgments, liabilities, and expenses (including reasonable attorneys’ fees) arising from any claims or demands of any other broker, agent, or finder with whom Tenant has dealt for any commission or fee alleged to be due in connection with its participation in the procurement of Tenant or the negotiation with Tenant of this Lease. Landlord agrees to indemnify and hold Tenant harmless from all damages, judgments, liabilities, and expenses (including reasonable attorneys’ fees) arising from any claims or demands of any broker, agent, or finder (other than the Broker) with whom Landlord has dealt for any commission or fee alleged to be due in connection with this Lease or in the representation of Landlord in connection with this Lease. Landlord and Tenant recognize that it is possible that they may hereafter make additional agreements regarding further extension or renewal of this Lease or a new lease or leases for all or one or more parts of the Premises or other space in the Building (or other portions of the Property, or Center or other buildings managed by Landlord) for a term or terms commencing after the Commencement Date of this Lease. It is also possible that Landlord and Tenant may hereafter modify this Lease to add additional space or to substitute other space for all or a portion of the Premises. In the event any such additional agreements, modifications to this Lease, or new leases are made, Landlord shall have no obligation to pay any commission or other compensation to any broker or other party engaged by Tenant (including the brokers designated in Section 1) with respect to negotiating or representing Tenant in such matters, regardless of whether under the circumstances such person is or is not regarded by law as an agent of Landlord, and Tenant shall indemnify and hold Landlord harmless from any claim for such compensation. Nothing in this Section 25 shall be construed to require or otherwise obligate Landlord to consider or make any of the above-described additional agreements, modifications to this Lease, or new lease. Landlord shall pay Tenant’s Broker a total commission (“Commission”) in the amount of five percent (5.0%) of the Base Rent payable by tenant over the Initial Term of this Lease. One-half of said Commission shall be paid in full within ten (10) days of the execution by Landlord and Tenant of this Lease and Tenant’s payment to Landlord of all Deposits due under this Lease, and the balance shall be paid in full upon Landlord’s receipt of Tenant’s first payment of Base Rent (other than any deposit) in good funds, without further invoice or notice by Tenant’s Broker. The parties agree, and Landlord hereby acknowledges, that in the event Landlord fails to pay all or any portion of the Commission amount due Tenant’s Broker as provided herein within thirty (30) days of when the same is due pursuant to this Section 25, Tenant shall have the right but not the obligation, upon ten (10) days prior written notice to Landlord, and without penalty or being deemed in breach of this Lease, to pay the amount of Commission due by Landlord to Tenant’s Broker, and in the event Tenant does pay all or any portion of the Commission, Tenant shall be entitled to an abatement of Base Rent and any Additional Rent under this Lease for the amount of Commission it pays to Tenant’s Broker until said Commission payment is fully accounted for by abated rent hereunder. Landlord shall pay Landlord’s broker a commission pursuant to the terms of a separate agreement between them.

SECTION 26: NO WAIVER

No provision of this Lease will be deemed waived by either party unless expressly waived in writing and signed by the waiving party. No waiver shall be implied by delay or any other act or omission of either party. No waiver by either party of any provision of this Lease shall be deemed a waiver of such provision with respect to any subsequent matter relating to such provision, and Landlord’s consent or approval respecting any action by Tenant shall not constitute a waiver of the requirement for obtaining Landlord’s consent or approval respecting any subsequent action. Acceptance of Rent by Landlord directly or through any agent or lock-box arrangement shall not constitute a waiver of any breach by Tenant of any term or provision of this Lease (and Landlord reserves the right to return or refund any untimely payments if necessary to preserve Landlord’s remedies). No acceptance of a lesser amount of Rent shall be deemed a waiver of Landlord’s right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the full amount due. The acceptance of Rent or of the performance of any other term or provision from, or providing directory listings or services for, any person or entity other than Tenant shall not constitute a waiver of Landlord’s right to approve any Transfer. No delivery to, or acceptance by, Landlord or its agents or employees of keys, nor any other act or omission of Tenant or Landlord or their agents or employees, shall be deemed a surrender, or acceptance of a surrender, of the Premises or a termination of this Lease, unless stated expressly in writing by Landlord.

SECTION 27: SAFETY AND SECURITY DEVICES, SERVICES, AND PROGRAMS

The parties acknowledge that safety and security devices, services, and programs provided by Landlord, if any, while intended to deter crime and ensure safety, may not in given instances prevent theft or other criminal acts, or ensure safety of persons or property. The risk that any safety or security device, service or program may not be effective, or may malfunction, or be circumvented by a criminal, is assumed by Tenant with respect to Tenant’s property and interests, and Tenant shall obtain insurance coverage to the extent Tenant desires protection against such criminal acts and other losses. Tenant agrees to cooperate in any reasonable safety or security program developed by Landlord or required by Law.

SECTION 28: TELECOMMUNICATION LINES

A. Telecommunication Lines. No telecommunication or computer lines shall be installed within or without the Premises without Landlord’s prior consent in accordance with Section 10, which consent shall not be unreasonably withheld or delayed. Landlord disclaims any representations, warranties, or understandings concerning Landlord’s Building computer systems, if any, or the capacity, design, or suitability of Landlord’s riser lines, Landlord’s main distribution frame (“MDF”) or related equipment. If there is, or will be, more than one tenant on any floor, at any time, Landlord may allocate, and periodically reallocate, connections to the terminal block based on the proportion of square feet each tenant occupies on such floor, or in the type of business operations or requirements of such tenants, in Landlord’s reasonable discretion. Landlord may arrange for an independent contractor to review Tenant’s requests for approval to install any telecommunication or computer lines, monitor, or supervise Tenant’s installation, connection, and disconnection of any such lines, and provide other such services, or Landlord may provide the same. In each case, all such work shall be performed in accordance with Section 10. Tenant shall be permitted to utilize the DSL, ISDN, Tier 1, and Tier 3 cabling and wireless fiber available within or to the Building, if any, upon entering into any user agreement with the provider(s) thereof.

B. Limitation of Liability. Unless due to Landlord’s intentional misconduct or negligent acts, Landlord shall have no liability for damages arising, and Landlord does not warrant that the Tenant’s use of any telecommunication or computer lines or systems (“Lines”) will be free, from the following (collectively called “Line Problems”): (i) any eavesdropping, wire-tapping, or theft of long distance access codes by unauthorized parties, (ii) any failure of the Lines to satisfy Tenant’s requirements, or (iii) any capacitance, attenuation, cross-talk, or other problems with the Lines, any misdesignation of the Lines in the MDF room or wire closets, or any shortages, failures, variations, interruptions, disconnections, loss, or damage caused by or in connection with the installation, maintenance, replacement, use, or removal of any other Lines or equipment at the Building, Property, or Center by or for other tenants at the Property, Center, or Building, by any failure of the environmental conditions at or the power supply for the Building to conform to any requirements of the Lines or any other problems associated with any Lines or by any other cause. Under no circumstances shall any Line Problems be deemed an actual or constructive eviction of Tenant, render Landlord liable to Tenant for abatement of any Rent or other charges under the Lease, or relieve Tenant from performance of Tenant’s obligations under the Lease as amended herein. Landlord in no event shall be liable for any loss of profits, business interruption, or other consequential damage arising from any Line Problems.

SECTION 29: HAZARDOUS SUBSTANCES, DISRUPTIVE ACTIVITIES

A. Hazardous Substances, Presence and Use of Hazardous Substances. Tenant shall not, without Landlord’s prior written consent at Landlord’s sole discretion, keep on or around the Premises, Building,, Property, or Center, for use, disposal, treatment, generation, storage, or sale, any substances designed as, or containing components designated as, a “hazardous substance,” “hazardous material,” “hazardous waste,” regulated substance” or “toxic substance,” other than commonly used office supplies, such as toner, and household or office cleaning supplies (collectively referred to as “Hazardous Substances”). With respect to any such Hazardous Substances, Tenant shall: (i) comply promptly, timely, and completely with all Laws for reporting, keeping, and submitted manifests, and obtaining and keeping current identification numbers; (ii) submit to Landlord true and correct copies of all reports, manifests, and identification numbers at the same time as they are required to be and/or are submitted to the appropriate governmental authorities; (iii) within five (5) days of Landlord’s request, submit written reports to Landlord regarding Tenant’s use, storage, treatment, transportation, generation, disposal, or sale of Hazardous Substances and provide evidence satisfactory to Landlord of Tenant’s compliance with all applicable Laws; (iv) allow Landlord or Landlord’s agent or representative to come on the Premises at all times to check Tenant’s compliance with all applicable Laws; (v) comply with minimum levels, standards, or other performance standards or requirements which may be set forth or established for certain Hazardous Substances (if minimum standards or levels are applicable to Hazardous Substances present on the Premises, such levels or standards shall be established by an on-site inspection by the appropriate governmental authorities and shall be set forth in an addendum to this Lease); and (vi) comply with all applicable Laws regarding the proper and lawful use, sale, transportation, generation, treatment, and disposal of Hazardous Substances.

B. Cleanup Costs, Default and Indemnification.

1. Tenant shall be fully and completely liable to Landlord for any and all cleanup costs, and any and all other charges, fees, penalties (civil and criminal) imposed by any governmental authority with respect to Tenant’s use, disposal, transportation, generation, and/or sale of Hazardous Substances, in or about the Premises, Building, , Property, or Center.

2. Tenant shall fully indemnify, defend and, save harmless Landlord and Landlord’s Lender, if any, from any and all of the costs, fees, penalties, and charges assessed against or imposed upon Landlord (as well as Landlord’s and Landlord’s Lender’s attorneys’ fees and costs) as a result of Tenant’s use, disposal, transportation, generation, and/or sale of Hazardous Substances.

3. Upon Tenant’s default under this Section 29, in addition to the rights and remedies set forth elsewhere in this Lease, Landlord shall be entitled to the following rights and remedies: (i) at Landlord’s option, to terminate this lease immediately; and/or (ii) to recover any and all damages associated with the default, including, but not limited to cleanup costs and charges, civil and criminal penalties and fees, loss of business and sales by Landlord and other tenants of the Building, Property, or Center, any and all damages and claims asserted by third parties, and Landlord’s attorneys’ fees and costs.

C. Disruptive Activities. Tenant shall not: (1) produce, or permit to be produced, any intense glare, light, or heat except within an enclosed or screened area and then only in such manner that the glare, light, or heat shall not, outside the Premises, be materially different than the light or heat from other sources outside the Premises; (2) create, or permit to be created, any sound pressure level which will interfere with the quiet enjoyment of any real property outside the Premises, or which will create a nuisance or violate any governmental law, rule, regulation, or requirement; (3) create, or permit to be created, any floor or ground vibration that is materially discernable outside the Premises; (4) transmit, receive, or permit to be transmitted or received, any electromagnetic, microwave, or other radiation which is harmful or hazardous to any person or property in or about the Premises, Building, , Property, or Center; or (5) create, or permit to be created, any noxious odor that is disruptive to the business operations of any other tenant in the Building, Property, or Center.

D. Interior Air and Building Quality. Landlord shall have no liability whatsoever for the quality of interior air in the Building, for any “sick building syndrome” or other similar conditions affecting or claimed to be affecting the health or working conditions of Tenant or any persons in the Building, or from any claim of damage to person or property relating to or concerning the presence of mold in the Building. Tenant acknowledges that it is necessary for Tenant to keep the Premises clean and free of moisture and to take other measures to prevent mold and mildew from accumulating within the Premises. Tenant shall regularly clean and dust the Premises, including without limitation vacuuming and cleaning any carpeting in the Premises as necessary, shall remove visible moisture accumulation on windows, walls, and other surfaces as soon as reasonably possible, and shall remove from the Premises Tenant’s personal property that may be sources of mold or mildew. Tenant shall not block or cover any of the heating, ventilation, or air conditioning ducts in the Premises. Tenant shall immediately report to the Landlord: (i) any evidence of a water leak or excessive moisture in the Premises; (ii) any evidence of mold- or mildew-like growth in the Premises that cannot be removed by simply applying a common household cleaner and wiping the area (which Tenant shall perform); (iii) any failure or malfunction in the heating, ventilation, or air conditioning system in the Premises; (iv) any inoperable doors or windows; (v) repeated complaints of respiratory ailments or eye irritation by persons occupying the Premises; or (vi) any notice from a governmental authority of complaints of indoor air quality at the Premises. If Tenant discovers the existence of any mold or conditions referred to above, Tenant will notify Landlord and Landlord shall retain an industrial hygienist or other professional mold consultant to conduct an inspection and prepare a report for Tenant and Landlord. Any remediation plan shall be subject to the approval of Landlord, which approval will not be unreasonably withheld or delayed. If the inspection report concludes that mold is present in the Premises and such presence is not due to actions, omissions or negligence of Tenant, Landlord will be responsible for the cost of such inspection and the cost of remediation. If the inspection report concludes that mold is present in the Premises due to actions, omissions or negligence of Tenant, Tenant will be responsible for the cost of such inspection and the cost of remediation to the extent of Tenant’s responsibility for the presence of mold at or within the Premises. If the inspection report concludes that mold is present in the Premises, Landlord will hire a contractor that specializes in mold remediation to prepare a remediation plan for the Premises and upon Landlord’s approval of the plan, the contractor will promptly carry out the work contemplated in the plan in accordance with applicable Laws. To the extent required by applicable state or local health or safety requirements, occupants and visitors to the Premises will be notified of the conditions and the schedule for the remediation. The contractor performing the remediation will provide a written certification to Landlord and Tenant that the remediation has been completed in accordance with applicable Laws.

SECTION 30: DISABILITIES ACTS

Tenant, at its sole cost, shall be responsible for compliance with the Americans With Disabilities Act of 1990 (42 U.S.C. §12101 et seq.) and regulations and guidelines promulgated thereunder (“ADA”), and any similarly motivated state and local Laws, as the same may have been amended and supplemented from time to time (collectively referred to herein as the “Disabilities Acts”) with respect to (1) all Alterations made to the Premises or any other acts of Tenant after the Commencement Date, (2) all requirements of Disability Laws that relate to the employer-employee relationship or that are necessitated by the special needs of any employee, agent, visitor or invitee of Tenant and that are not required to be provided generally, including, without limitation, requirements related to auxiliary aids and graphics installed by or on behalf of Tenant (other than Base Building Signage), and (3) all requirements of Disability Laws that relate to private restrooms constructed by or at the special request of Tenant. Landlord, at its sole cost, shall be responsible for compliance with Disability Laws with respect to the Premises and the work contemplated in the Tenant Improvement Agreement and the Common Areas (including restrooms located upon full floors leased by Tenant). Neither party shall be in default under this Section 16(b) for its failure to comply with Disability Laws so long as the responsible party is either contesting in good faith, and by legal means, the enforcement of Disability Laws, or is undertaking diligent efforts to comply with Disability Laws.

SECTION 31: DEFINITIONS

(A) “Building” shall mean the structure (or the portion thereof operated by Landlord) identified in Section 1 within which the Premises are located.

(B) “Center” shall mean the real property legally described in Exhibit A-1 of this Lease together with all landscaping, improvements and personal property located thereon and related to the Building and other buildings and improvements or their operation or maintenance.

(C) “Default Rate” shall mean twelve percent (12%) per annum, or the highest rate permitted by applicable Law, whichever shall be less.

(D) “Holidays” shall mean all federal holidays, and holidays observed by the State of Washington, including New Year’s Day, President’s Day, Memorial Day, Independence Day, Labor Day, Veterans’ Day, Thanksgiving Day, Christmas Day, and to the extent of utilities or services provided by union members engaged at the Property or Center, such other holidays observed by such unions.

(E) “Landlord” shall mean only the landlord from time to time, except for purposes of any provisions defending, indemnifying and holding Landlord harmless hereunder, “Landlord” shall include past, present, and future landlords and their respective partners, beneficiaries, trustee, officers, directors, employees, shareholders, principals, agents, affiliates, successors and assigns.

(F) “Law” or “Laws” shall mean all federal, state, county and local governmental and municipal laws (including without limitation Disabilities Acts), statutes, ordinances, rules, regulations, codes, decrees, orders and other such requirements, applicable equitable remedies and decisions by courts in cases where such decisions are considered binding precedents in the State of Washington, and decisions of federal courts applying the Laws of such State, at the time in question. “Laws” also shall include the requirements of any insurance company regulations or requirements, utility company requirements, and recorded declarations. This Lease shall be interpreted and governed by the Laws of the State of Washington.

(G) “Lender” shall mean the holder of any Mortgage at the time in question, and where such Mortgage is a ground lease, such term shall refer to the ground Landlord (and the term “ground lease” although not separately capitalized is intended throughout this Lease to include any superior or master lease).

(H) “Mortgage” shall mean all mortgages, deeds of trust, ground leases or other such encumbrances now or hereafter placed upon the Property, Center, Building or Premises, or any part thereof or interest therein, and all renewals, modifications, consolidations, replacements or extensions thereof, and all indebtedness now or hereafter secured thereby and all interest thereon.

(I) “Premises” shall mean the area within the Building identified in Section 1 and Exhibit B. Possession of areas necessary for utilities, services, safety and operation of the Building, including the Systems and Equipment, fire stairways, perimeter walls, space between the finished ceiling of the Premises and the slab of the floor or roof of the Building thereabove, and the use thereof together with the right to install, maintain, operate, repair and replace the Systems and Equipment, including any of the same in, through, under or above the Premises in locations that will not materially interfere with Tenant’s use of the Premises, are hereby excepted and reserved by Landlord, and not demised to Tenant.

(J) “Property” shall mean the real property legally described in Exhibit A of this Lease together with all landscaping, improvements and personal property located thereon and related to the Building and other buildings and improvements or their operation or maintenance.

(K) “Rent” shall have the meaning specified therefore in Section 4.

(L) “Systems and Equipment” shall mean any plant, machinery, transformers, duct work, cable, wires, and other equipment, facilities, and systems designed to supply light, heat, ventilation, air conditioning and humidity, or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler, communications, alarm, security, or fire/life/safety systems or equipment, or any elevators, escalators or other mechanical, electrical, electronic, computer or other systems or equipment for the, Property or Center, except to the extent that any of the same serves particular tenants exclusively (and “systems and equipment” without capitalization shall refer to such of the foregoing items serving particular tenants exclusively).

(M) “Tenant” shall be applicable to one or more persons or entities as the case may be, the singular shall include the plural, and if there be more than one Tenant, the obligations thereof shall be joint and several. When used in the lower case, “tenant” shall mean any other tenant, subtenant or occupant of the Building, Property, or Center.

(N) If applicable to this Lease, “Tenant’s Share” of Expenses and Taxes pursuant to Section 4 shall be the percentage set forth in Section 1, but if the rentable area of the Premises or Center shall change, Tenant’s Share shall thereupon become the rentable area of the Premises divided by the rentable area of the Center, excluding any parking facilities, subject at all times to adjustment under Section 4. Tenant acknowledges that the “rentable area of the Premises” under this Lease includes the usable area, without deduction for columns or projections, multiplied by a load or convention factor, to reflect a share of certain areas, which may include lobbies, corridors, mechanical, utility, janitorial, boiler, and service rooms and closets, restrooms, and other public, common, and service areas, all as reasonably determined by Landlord. Except as provided expressly to the contrary herein, the “rentable area of the Center” shall include all rentable area of all space leased or available for lease at the buildings comprising the Center which Landlord may reasonable re-determine from time to time, to reflect re-configurations, additions, or modifications, to the Center, but in no event shall Tenant’s Share increase.

SECTION 32: EFFECTIVENESS OF LEASE

This Lease shall be effective and binding upon Landlord and Tenant upon execution and delivery of this Lease by both Landlord and Tenant.

SECTION 33: MISCELLANEOUS

A. Captions and Interpretation. The captions of the Sections and Paragraphs of this Lease are for convenience of reference only and shall not be considered or referred to in resolving questions of interpretation. Tenant acknowledges that it has read this Lease and that it has had the opportunity to confer with counsel in negotiating this Lease; accordingly, this Lease shall be construed neither for nor against Landlord or Tenant, but shall be given a fair and reasonable interpretation in accordance with the meaning of its terms. The neuter shall include the masculine and feminine, and the singular shall include the plural. The term “including” shall be interpreted to mean “including, but not limited to.”

B. Survival of Provisions. All obligations (including indemnity, Rent, and other payment obligations) or rights of either party arising during or attributable to the period prior to expiration or earlier termination of this Lease shall survive such expiration or earlier termination.

C. Severability. If any term or provision of this Lease or portion thereof shall be found invalid, void, illegal, or unenforceable generally or with respect to any particular party, by a court of competent jurisdiction, it shall not affect, impair or invalidate any other terms or provisions of the remaining portion thereof, or its enforceability with respect to any other party.

D. Short Form Lease. Neither this Lease nor any memorandum of lease or short form lease shall be recorded by Tenant, but Landlord or any Lender may elect to record a short form of this Lease, in which case Tenant shall promptly execute, acknowledge and deliver the same on a form prepared by Landlord or such Lender. In the event any short form of this Lease or other document evidencing this Lease is recorded, upon or any time after the expiration or early termination of this Lease and request of either Landlord or Tenant, the other party shall execute a release or other appropriate document in recordable form, evidencing that this Lease has expired or terminated.

E. Light, Air and Other Interests. This Lease does not grant any legal rights to “light and air” outside the Premises nor any particular view visible from the Premises, nor any easements, licenses or other interests unless expressly contained in this Lease.

F. Authority. If Tenant is any form of corporation, partnership, limited liability company or partnership, association or other organization, Tenant and all persons signing for Tenant below hereby represent that this Lease has been fully authorized and no further approvals are required, and Tenant is duly organized, in good standing, and legally qualified to do business in the Premises (and has any required certificates, licenses, permits and other such items).

G. Partnership Tenant. If Tenant is a partnership, all current and new general partners shall be jointly and severally liable for all obligations of Tenant hereunder and as this Lease may hereafter be modified, whether such obligations accrue before or after admission of future partners or after any partners die or leave the partnership. Tenant shall cause each new partner to sign and deliver to Landlord written confirmation of such liability, in form and content satisfactory to Landlord, but failure to do so shall not avoid such liability.

H. Financial Statements. Tenant shall, within ten (10) days after requested from time-to-time (not more than once per calendar year), deliver to Landlord Tenant’s most current standard annual financial statements (including balance sheets and income/expense statements).

I. Successors and Assigns; Transfer of Property and Security Deposit. Each of the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties’ respective heirs, executors, administrator, guardians, custodians, successors, and assigns, subject to Section 14 respecting Transfers and Section 17 respecting rights of Lenders. Subject to Section 17, if Landlord shall convey or transfer the Property or Center or any portion thereof in which the Premises are contained to another party, such party shall thereupon be and become landlord hereunder and shall be deemed to have fully assumed all of Landlord’s obligations under this Lease accruing during such party’s ownership, including the return of any Security Deposit (provided Landlord shall have turned over such Security Deposit to such party), and Landlord shall be free of all such obligations accruing from and after the date of conveyance or transfer.

J. Rent and Taxes. In addition to the provisions of Section 15, all rent due Landlord herein is exclusive of any sales or tax based on rents or tax upon this Lease or tax measured by the number of employees of Tenant or the area of the Premises or any similar tax or charge. If any such tax or charge be hereafter enacted, Tenant shall reimburse to Landlord the amount thereof with each monthly Base Rent payment. If it shall not be lawful for Tenant to so reimburse Landlord, the monthly Base Rent payable to Landlord under this Lease shall be revised to net Landlord the same net rental after imposition of any such tax or charge upon Landlord as would have been payable to Landlord prior to the imposition of such tax or charge. Tenant shall not be liable to reimburse Landlord any federal income tax or other income tax of a general nature applicable to Landlord’s income.

K. Limitation of Landlord’s Liability. Tenant agrees to look solely to Landlord’s interest in the Building and any rents, issues or profits therefrom for the enforcement of any judgment, award, order, or other remedy under or in connection with this Lease or any related agreement, instrument, or document or for any other matter whatsoever relating thereto or to the Premises, Building, Property, or Premises. This limitation of Landlord’s liability shall apply not only to claims arising from the express terms of the Lease, but also to claims of any kind whatsoever arising from the relationship between the parties or any rights and obligations they may have relating to the Property, the Center, the Lease, or anything related to either. Under no circumstances shall any present or future, direct or indirect, principals or investors, general or limited partners, officers, directors, shareholders, trustees, beneficiaries, participants, advisors, managers, employees, agents or affiliates of Landlord, or of any of the other foregoing parties, or any of their heirs, successors, or assigns have any liability for any of the foregoing matters.

L. Signage. Landlord agrees to provide Tenant, at Landlord’s sole cost, Building standard signage in a manner consistent with other tenants in the Building on the Building directory board and at the entrance to Tenant’s suite.

M. Confidentiality. Tenant shall keep the content and all copies of this Lease, related documents, or amendments now or hereafter entered, and all proposals, materials, information, and matters relating thereto strictly confidential, and shall not disclose, disseminate, or distribute any of the same, or permit the same to occur, except to the extent reasonably required for proper business purposes by Tenant’s employees, attorneys, insurers, auditors, lenders, real estate consultants, brokers, and transferees (and Tenant shall obligate any such parties to whom disclosure is permitted to honor the confidentiality provisions hereof), and except as may be required by Law or court proceedings.

N. Attorneys’ and Other Professionals’ Fees. In any litigation or other proceeding arising under, concerning, or related to this Lease, the prevailing party, as determined by the tribunal, shall be entitled to recover from the other its attorneys’ actual and reasonable fees and costs, its accountants’ actual and reasonable fees and costs, and any its other professionals’ actual and reasonable fees and costs, in the amount determined by the tribunal, at trial, in arbitration, on appeal, or in bankruptcy.

O. Further Assurances. Tenant agrees to execute such other documents that Landlord reasonably requests to correct errors in this Lease or to otherwise achieve the intent of the parties.

P. Tenant’s Cooperation. Tenant agrees to cooperate with Landlord in any governmental proceeding in which Tenant’s assistance is necessary or desirable for Landlord, the Building, Property, or Center to qualify for any governmental benefit, including without limitation any property tax abatement program or property tax protest, reduction, or refund action.

Q. Landlord’s Representations. Tenant acknowledges that Landlord has made no covenants, representations, or warranties concerning the Premises, the Building, Property, or Center not expressly set forth in this Lease. Landlord shall not be liable under any theory of implied warranty, representation, or covenant.

R. Waiver of Liens; Landlord Liens. Landlord expressly waives and relinquishes any landlord’s lien, rights of levy or distraint, claim, security interest or other interest Landlord may now or hereafter have in or with respect to any of the improvements, trade fixtures, furnishings or personal property of Tenant, and agrees to execute and deliver such commercially reasonable waiver documents as Tenant’s lender(s) may request from time to time.

SECTION 34: GUARANTY

If a guarantor is named in Section 1.L. of this Lease, then Landlord’s performance of its obligations hereunder, including without limitation the delivery of the Premises to Tenant, shall be conditioned upon Tenant’s delivery to Landlord, upon execution of this Lease, of the Guaranty attached hereto as Exhibit D, fully executed by Guarantor.

SECTION 35: ENTIRE AGREEMENT

This Lease, together with the Riders, Exhibits, and other documents listed in Section 1 (which collectively are hereby incorporated where referred to herein and made a part hereof as though fully set forth), contains all the terms and provisions between Landlord and Tenant relating to the matters set forth herein and no prior or contemporaneous agreement or understanding pertaining to the same shall be of any force or effect, except any such contemporaneous agreement specifically referring to and modifying this Lease, signed by both parties. Neither this Lease, nor any Riders or Exhibits referred to above may be modified, except in writing signed by both parties.

IN WITNESS WHEREOF, the parties have executed this Lease as of the date first set forth above.

LANDLORD:		TENANT:

C. D. STIMSON COMPANY, a Washington corporation		AMERICAN PET INSURANCE COMPANY, a New York corporation

By:	/s/ Thomas S. Bayley	By:	/s/ Howard E. Rubin
Thomas S. Bayley, President

LANDLORD ACKNOWLEDGEMENT

STATE OF WASHINGTON	)
	)	ss.
County of King	)

I, the undersigned, a Notary Public, in and for the County and State aforesaid, do hereby certify that THOMAS S. BAYLEY, personally known to me to be the PRESIDENT of C. D. STIMSON COMPANY, a Washington corporation, and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that in such capacity of said corporation being authorized so to do, he executed the foregoing instrument on behalf of said corporation, by subscribing the name of such corporation by himself as such officer, as a free and voluntary act, and as the free and voluntary act and deed of said corporation, as partner or agent for the Landlord designated in the foregoing instrument, for the uses and purposes therein set forth.

Given under my hand and official seal this 30th day of August, 2011.

/s/ Ellen Mohl Barouh
NOTARY PUBLIC

Ellen Mohl Barouh
[Printed Name]
Residing at Seattle, WA
My commission expires: July 31, 2014

TENANT ACKNOWLEDGEMENT

STATE OF WASHINGTON	)
	)	ss.
County of King	)

On this 30th day of August, 2011, before me a Notary Public duly authorized in and for the said County in the State aforesaid to take acknowledgements personally appeared Howard Rubin, known to me to be the COO of AMERICAN PET INSURANCE COMPANY, a New York corporation, being the entity described in the foregoing instrument, and acknowledged that as such officer, being authorized so to do, (s)he executed the foregoing instrument on behalf of said limited liability company by subscribing the name of such limited liability by himself/herself as such officer and caused the seal, if any, of said limited liability company to be affixed thereof, as his free and voluntary act, and as the free and voluntary act of said limited liability company, for the uses and purposes therein set forth.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Kelsey K. Miyoshi
NOTARY PUBLIC

Kelsey K. Miyoshi
[Printed Name]
Residing at Seattle, WA
My commission expires: May 25, 2014

EXHIBIT A

(LEGAL DESCRIPTION OF PROPERTY)

Lot W of Short Subdivision No. 3008464, Recorded July 16, 2009, at Book 264, pages 219-226, under King County Recorder’s No. 20090716900015.

EXHIBIT A-1

(LEGAL DESCRIPTION OF CENTER)

Lots R, S, T, V, W, X, Y, and Z of Short Subdivision No. 3008464, Recorded July 16, 2009, at Book 264, pages 219-226, under King County Recorder’s No. 20090716900015.

EXHIBIT B

(DRAWING OF PREMISES)

EXHIBIT C

(PARKING)

EXHIBIT D

(WORK LETTER)

American Pet Insurance Company

REFERENCE: Work Letter Agreement

In accordance with the provisions of Section 2 of your Lease dated as of August 29th, 2011 (the “Lease”), with the undersigned Landlord, the “Tenant Improvement Work” (as hereinafter defined) to the Premises shall be completed substantially in accordance with the following:

1.	GENERAL INTENT AND PROCEDURE

1.1 It is the intent of this Work Letter Agreement that Tenant shall be permitted reasonable freedom in the interior design and layout of Tenant’s Premises so long as the same is (a) consistent with Landlord’s policies; (b) comparable to, and reasonably consistent with, Building Standard materials and finishes or otherwise approved by Landlord, (c) consistent with Landlord’s structural requirements, (d) complies with all applicable Laws (as defined in the Lease) including applicable City of Seattle building codes and other governmental rules, regulations, and policies, and (e) complies with sound architectural and construction practice, and provided further that no material interference is caused to the operation of the Building’s mechanical, heating, cooling, electrical systems, or structure or other Building operations or functions. Capitalized terms used herein, and not otherwise defined herein, shall have the meaning defined in the Lease which definitions are incorporated herein by reference.

1.2 All improvements and alterations (including without limitation all finishes) proposed to be made to the Premises, and all contractors and subcontractors proposed to be used with respect to such improvements or alterations, must be approved in advance by Landlord. All improvements and alterations so approved by Landlord are referred to as the “Tenant Improvement Work.” Except as expressly provided otherwise herein (or in the Lease), all provisions of the Lease respecting alterations or improvements to the Premises shall apply to the Tenant Improvement Work and are incorporated herein by reference.

2.	COST OF TENANT IMPROVEMENT WORK

2.1 Landlord TurnKey Improvements (Landlord’s Work). Landlord shall construct the improvements to the office space, as such improvements are identified on the final space plan approved by Landlord and Tenant and attached hereto as Schedule 1, including therein the Scope of Work dated August 29th, 2011 (the “Final Space Plan”) at Landlord’s sole cost and expense (such work “Landlord’s Work.” Costs to be paid by Landlord as part of Landlord’s Work shall include: all actual construction costs related to Landlord’s Work; architectural fees and permit fees related to Landlord’s Work; Landlord’s space planning expenses related to the Final Space Plan as the same may be amended from time-to-time; Landlord’s project management expenses; and all taxes related to Landlord’s Work. Provided, Landlord shall not be required to incur expenses for any improvements or alterations not expressly set forth on the Final Space Plan. The cost of (i) any improvements or alterations not expressly set forth on the Final Space Plan and (ii) any changes requested by or arising by or through Tenant to the work set out on the Final Space Plan shall be subject to Section 2.2 of this Agreement and shall be at Tenant’s sole cost and expense. Landlord shall, at Landlord’s sole cost and expense, repair any defects in Landlord’s Work for a period of one year following substantial completion thereof. Landlord hereby assigns, or agrees to assign as necessary, on a non-exclusive basis, to Tenant all warranties and guaranties by all contractors, subcontractors and vendors performing or supplying materials for Landlord’s Work from and after the date that is one year after substantial completion of Landlord’s Work. Landlord shall notify Tenant upon substantial completion of Landlord’s Work. Upon such notice, Landlord and Tenant shall inspect the Premises and prepare an agreed punchlist of any items remaining for completion (“Punchlist Items”). Landlord shall use commercially reasonable efforts to complete any Punchlist Items within thirty (30) days after preparation of the agreed list and in any case all such Punchlist Items shall be completed within ninety (90) days after preparation of the agreed list.

2.2 Other Improvements and Excess Costs. Any other Tenant Improvement Work not set forth on the Final Space Plan and all changes required by Tenant to the Tenant Improvement Work set out on the Final Space Plan, shall be at Tenant’s sole cost and expense and shall be subject to all other provisions of this Work Letter Agreement. Any and all costs (without exception) owed by Tenant shall be paid by Tenant within thirty (30) business days after receipt of an invoice therefore. Costs of such Tenant Improvement Work shall include all design, administration, and construction costs incurred in approving and constructing such Tenant Improvement Work including without limitation the following: the actual construction cost of the work charged by the TI Contractor; any and all costs of space planning, design, and Landlord review and approval thereof (including any architectural and engineering fees incurred by Landlord); Landlord’s costs of contract administration and project management; any and all operation, insurance premium, maintenance, tax, utility or other fees and costs arising from the work charged by the TI Contractor or any other vendor; any costs resulting from modifications required by governmental agencies to meet building or environmental codes charged by the TI Contractor; and any costs resulting from modifications to Building Systems and Equipment resulting from such Tenant Improvement Work charged by the TI Contractor, excluding costs necessary to bring Building Systems and Equipment into compliance with applicable City of Seattle building codes.

2.3 Plan Schedule. After mutual execution of this Lease, Landlord shall proceed to prepare construction plans and specifications (the “Working Drawings and Specifications”), which shall be consistent with the Final Space Plan. Upon completion, Landlord shall present the Working Drawings and Specifications to Tenant for approval, which approval shall not be unreasonably withheld or delayed. Landlord shall then construct Landlord’s Work in substantial accordance with the Working Drawings and Specifications, and the cost of Landlord’s Work and any other Tenant Improvement Work, shall be paid in accordance with Sections 2.1 and 2.2 above. Any changes requested by Tenant to the Final Space Plan, or to the Working Drawings and Specifications, shall be at Tenant’s sole cost and shall be paid in accordance with Section 2.2 above. If completion of Landlord’s Work (including preparation of final plans and specifications) is delayed due to Tenant’s Delay, then the date reasonably determined by Landlord as the date upon which Landlord’s Work should have been substantially complete shall be extended by the number of days caused by Tenant’s Delay as reasonably determined by Landlord, without change to the Commencement Date of this Lease. As used herein, “Tenant Delay” means (i) Tenant’s failure to approve, within the time periods specified herein, any matter requiring Tenant’s approval under this Work Letter or if no time periods are specified herein, within a reasonable time period considering the nature of the matter requiring Tenant’s approval or within the time period specified in any written notice from Landlord concerning the matter; (ii) Tenant’s request for changes in the Working Drawings and Specifications, Final Space Plan, or Scope of Work, provided that Landlord shall provide Tenant with Landlord’s good faith estimate of the length of any delay which may be caused by such changes requested by Tenant; (iii) any postponement of construction at Tenant’s request; or (iv) any intentional interference by Tenant or Tenant’s employees, agents, or contractors.

2.4 Tenant’s Work. Subject to the requirements of Section 10 of the Lease, Tenant acknowledges that it will be responsible for performing, at its sole cost and expense and independently of Landlord’s Work and the Improvement Allowance any other work not specifically called out in this Work Letter as Landlord’s Work (“Tenant’s Work”): Installation of Tenant’s telephone and computer cabling and systems; installation of Tenant’s security system; installation of cubicles or office partitions; and all other work.

3.	COMPLETION, TERM AND RENTAL COMMENCEMENT DATE

Subject to the provisions of Section 3 of this Lease, the Term and Tenant’s obligations for the payment of rent under the Lease commences on the Commencement Date set forth in Section 1 of the Lease.

4.	CONSTRUCTION BY LANDLORD’S APPROVED CONTRACTOR

Tenant agrees that, unless otherwise set forth in this Work Letter Agreement, all construction work in the Premises shall be performed by a Tenant Improvement Contractor (“TI Contractor”) designated by Landlord. The TI Contractor shall perform such work in a good and workmanlike manner and shall construct the improvements in the Premises substantially in accordance with the applicable code requirements and the approved Working Drawings and Specifications. Landlord shall cause the TI Contractor to diligently pursue completion of the construction work in the Premises.

5.	ADMINISTRATION BY LANDLORD’S ARCHITECT

Tenant agrees that all plans, specifications, or design criteria shall be approved in advance by Landlord’s designated architect or other representative (“Landlord’s architect”). Tenant, at Tenant’s expense, may utilize an alternative architect for Tenant’s design purposes, provided that all designs and plans are reviewed and approved by Landlord’s architect, and Tenant provides Landlord’s architect with all drawings and specifications in a format designated by Landlord’s architect.

6.	PROJECT MANAGER

Landlord has designated a “Project Manager” who shall be responsible for the implementation of all Tenant Improvement Work to be performed by Landlord in the Premises. With regard to all matters involving such Tenant Improvement Work, Tenant shall communicate with the Project Manager rather than with the TI Contractor or any subcontractor. Landlord shall not be responsible for any statement, representation or agreement made between Tenant and the TI Contractor or any subcontractor. It is hereby expressly acknowledged by Tenant that such TI Contractor is not Landlord’s agent and has no authority whatsoever to enter into agreements on Landlord’s behalf or otherwise bind Landlord. The Project Manager will furnish Tenant with notices of substantial completion, cost estimates for Tenant Improvement Work, Landlord’s approvals or disapprovals of all plans and drawings and changes thereto.

Tenant shall designate a representative (“Tenant’s Representative”) who shall have authority to act for Tenant in all matters relating to the Tenant Improvement Work and who shall be available continuously during the construction project.

7.	NOTICES; DEFAULT

Any notice, statement advice, approval, consent or other communication required or permitted to be given by either party to the other pursuant to this Work Letter Agreement shall be given in the manner set forth in Section 1 and 24 of the Lease. A default by Tenant of any obligation hereunder shall constitute a default by Tenant under the Lease, and upon default of Tenant in payment of any sum to be paid by Tenant pursuant to this Work Letter Agreement, Landlord shall (in addition to all other remedies) have all the rights as in the case of default by Tenant in payment of Rent under the Lease.

The foregoing Work Letter Agreement correctly sets forth our understanding as of the date first hereinabove set forth.

LANDLORD: C. D. STIMSON COMPANY, a Washington corporation		TENANT: AMERICAN PET INSURANCE COMPANY, a New York corporation

By:	/s/ Thomas S. Bayley	By:	/s/ Howard E. Rubin
	Thomas S. Bayley, President		C.O.O.

SCHEDULE 1 TO WORK LETTER – FINAL SPACE PLAN

(FINAL FLOOR PLAN)

SCHEDULE 1 TO WORK LETTER

(SCOPE OF WORK – LANDLORD’S WORK – August 29th, 2011)

1.	Develop and define project scope and specifications;

2.	Develop project schedule, select contractor, obtain permits as required;

3.	Protect existing surfaces and finishes during construction, including floor coverings;

4.	Demolish existing walls as per the Final Space Plan, including removal of interior trim, wallboard, and framing, and dispose of all demolition debris;

5.	Frame new walls, soffits, door openings, and architectural details as per the Final Space Plan;

6.	Replace interior trim as needed to match existing trim

7.	Patch wallboard as needed;

8.	Interior painting of new walls to match paint on existing walls;

9.	Replace flooring as needed to tie in with existing flooring;

10.	Modify drop ceiling as needed per Final Space Plan;

11.	Adjust venting to match new spaces, per Final Space Plan;

12.	Demolish existing electrical as required per Final Space Plan;

13.	Provide new lighting, electrical circuits for new space as per Final Space Plan; and

14.	Provide electrical service and connection to Tenant provided workstations per Final Space Plan.

EXHIBIT E

EXISTING RIGHTS TO SPACE AT SALMON BAY CENTER

1. Pacific Studio, Inc. has the option to acquire the warehouse space adjacent to its current premises upon expiration of current tenant’s lease.

RIDER ONE

RULES

(1) Access to Property. On Saturdays, Sundays and Holidays, and on other days between the hours of 6:00 P.M. and 5:00 A.M. the following day, or such other hours as Landlord shall reasonably determine from time to time, access to and within the Property and Center may be restricted and access gained pursuant to such security procedures Landlord may impose, provided, however, Tenant and its employees shall have access to the Premises 24 hours per day, 7 days per week, 365 days per year. Landlord retains the right to control and prevent access to the Property and Center by persons engaged in activities which are illegal or violate these Rules, or whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation, and interests of the Property and Center and its tenants (and Landlord shall have no liability in damages for such actions taken in good faith). No Tenant and no employee or invitee of Tenant shall enter areas reserved for the exclusive use of Landlord, its employees, or invitees or other persons. Tenant shall keep doors to corridors and lobbies closed except when persons are entering or leaving.

(2) Signs. Tenant shall not paint or display any sign or other matter on any part of the outside or inside of the Building, or on the Property or Center, or on any part of the inside of the Premises which can be seen from the outside of the Premises without the prior consent of Landlord. Landlord shall prescribe the suite number and identification sign for the Premises (which shall be prepared and installed by Landlord). Landlord reserves the right to remove at Tenant’s expense all matter not so installed or approved without notice to Tenant.

(3) Window and Door Treatments. Tenant shall not place anything near the glass of any door, partition, wall, or window which may be unsightly from outside the Premises, and Tenant shall not place or permit to be placed any item of any kind on any window ledge or on the exterior walls. Blinds, shades, awnings, or other forms of inside or outside window ventilators or similar devices, shall not be placed in or about the outside windows or doors in the Premises except to the extent they are first approved by Landlord. Tenant shall not install or remove any solar tint film from the windows.

(4) Lighting and General Appearance of Premises. Landlord reserves the right to approve in writing all internal lighting that may be visible from outside the Premises. The appearance of the portion of the Premises visible from outside the Premises shall at all times have a neat, professional, attractive, first class office appearance.

(5) Property, Trade Names, Likeness, Trademarks. Tenant shall not in any manner use the name of the Center for any purpose, or use any trade names or trademarks used by Landlord, any other tenant, or its affiliates, or (except when marketing the Premises for sublease or assignment) any picture or likeness of the Building or Center for any purpose other than that of the business address of Tenant, in any letterheads, envelopes, circulars, notices, advertisements, containers, wrapping, or other material.

(6) Deliveries and Removals. Furniture, freight, and other large or heavy items, and all other deliveries may be brought into the Properly and Center only at times and in the manner designated by Landlord, and always at the Tenant’s sole responsibility and risk. Any hand-carts used at the Property or Center shall have rubber wheels and side guards, and no other material handling equipment may be brought upon the Property or Center without Landlord’s prior written approval.

(7) Outside Vendors. Vendors must use service entrances, upon reasonable request of Landlord.

(8) Overloading Floors; Vaults. Tenant shall not overload any floor or part thereof in the Premises or Building, including any public corridors or elevators therein bringing in or removing any large or heavy items, and Landlord may prohibit, or direct and control the location and size of, safes and all other heavy items and require at Tenant’s expense supplementary supports of such material and dimensions as Landlord may deem necessary to properly distribute the weight.

(9) Locks and Keys. Tenant shall use such standard key system designated by Landlord on all keyed doors to and within the Premises, excluding any permitted vaults or safes (but Landlord’s designation shall not be deemed a representation of adequacy to prevent unlawful entry or criminal acts, and Tenant shall maintain such additional insurance as Tenant deems advisable for such events). Tenant shall not attach or permit to be attached additional locks or similar devices to any door or window, change existing locks or the mechanism thereof, or make or permit to be made any keys for any door other than those provided by Landlord. If more than two keys for one lock are desired, Landlord will provide them without charge. In the event of loss of any keys furnished by Landlord, Tenant shall pay Landlord’s reasonable charges therefore. The term “key” shall include mechanical, electronic or other keys, cards, and passes. Landlord shall not be liable for the consequences of admitting by pass key or refusing to admit to the Premises the Tenant, Tenant’s agent or employees or other persons claiming the right of entrance.

(10) Utility Closets and Connections. Landlord reserves the right to control access to and use of, and monitor and supervise any work in or affecting, the “wire” or telephone, electrical, plumbing or other utility closets, the Systems and Equipment, and any changes, connections, new installations, and wiring work relating thereto (or Landlord may engage or designate an independent contractor to provide such services). Tenant shall obtain Landlord’s prior written consent for any such access, use, and work in each instance. Tenant shall have no right to use any broom closets, storage closets, janitorial closets, or other such closets, rooms and areas whatsoever. Tenant shall not install in or for the Premises any equipment which requires more electric current than Landlord is required to provide under this Lease, without Landlord’s prior written approval, and Tenant shall ascertain from Landlord the maximum amount of load or demand for or use of electrical current which can safety be permitted in and for the Premises, taking into account the capacity of electric wiring in the Property and the Premises and the needs of tenants of the Property and Center, and shall not in any event connect a greater load than such safe capacity.

(11) Plumbing Equipment. The toilet rooms, urinals, wash bowls, drains, sewers and other plumbing fixtures, equipment and lines shall not be misused or used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein.

(12) Trash. All garbage, refuse, trash, and other waste shall be kept in the kind of container, placed in the areas, and prepared for collection in the manner and at the times and places specified by Landlord, subject to Lease provisions respecting Hazardous Materials. Landlord reserves the right to require that Tenant participate in any recycling program designated by Landlord.

(13) Alcohol, Drugs, Food, and Smoking. Landlord reserves the right to exclude or expel from the Property or Center any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules. Tenant shall not at any time manufacture or sell any spirituous, fermented, intoxicating, or alcoholic liquors on the Premises, nor permit the same to occur. Tenant and its employees shall not smoke tobacco on any part of the Property or Center (including exterior areas) except those areas, if any, that are designated or approved as smoking areas by Landlord. One or more designated areas shall be adjacent to the Premises. Landlord shall inform Tenant upon request of the location of the designated areas.

(14) Use of Common Areas; No Soliciting. Tenant shall not use the common areas, including areas adjacent to the Premises, for any purpose other than ingress and egress, and any such use thereof shall be subject to the other provisions of this Lease, including these Rules. Without limiting the generality of the foregoing, Tenant shall not allow anything to remain in any passageway, sidewalk, court, corridor, stairway, entrance, exit, elevator, parking or shipping area, or other area outside the Premises. Tenant shall not use the common areas to canvass, solicit business or information from, or distribute any item or material to, other tenants or invitees of the Property or Center. Tenant shall not make any room-to-room canvass to solicit business or information or to distribute any item or material to or from other tenants of the Property or Center and shall not exhibit, sell or offer to sell, use, rent or exchange any products or services in or from the Premises unless ordinarily embraced within the Tenant’s use of the Premises expressly permitted in the Lease.

(15) Energy and Utility Conservation. Tenant shall not waste electricity, water, heat or air conditioning, or other utilities or services, and agrees to cooperate fully with Landlord to assure the most effective and energy efficient operation of the Property and Center and shall not allow the adjustment (except by Landlord’s authorized Property personnel) of any controls. Tenant shall not obstruct, alter, or impair the efficient operation of the Systems and Equipment, and shall not place any item so as to interfere with air flow. Tenant shall keep corridor doors closed. If reasonably requested by Landlord (and as a condition to claiming any deficiency in the air-conditioning or ventilation services provided by Landlord), Tenant shall on extreme sun days use blinds or drapes in the Premises to reduce direct sunlight.

(16) Unattended Premises. Before leaving the Premises unattended, Tenant shall close and security lock all doors or other means of entry to the Premises and shut off all lights and water faucets in the Premises (except heat to the extent necessary to prevent the freezing or bursting of pipes).

(17) Going-Out-Of Business Sales and Auctions. Tenant shall not use, or permit any other party to use, the Premises for any distress, fire, bankruptcy, close-out, “lost our lease”, or going-out-of-business sale or auction. Tenant shall not display any signs advertising the foregoing anywhere in or about the Premises. This prohibition shall also apply to Tenant’s creditors.

(18) Labor Harmony. Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment, or labor and employment practices that, in Landlord’s good faith judgment, may cause strikes, picketing, or boycotts or disturb labor harmony with the workforce or trades engaged in performing other work, labor, or services in or about the Property or Center.

(19) Prohibited Activities. Tenant shall not: (i) use strobe or flashing lights in or on the Premises, (ii) install or operate any internal combustion engine, boiler, machinery, refrigerating, heating or air conditioning equipment in or about the Premises, (iii) use the Premises for housing, lodging, or sleeping purposes or for the washing of clothes, (iv) place any radio or television antennae other than inside of the Premises, (v) operate or permit to be operated any musical or sound producing instrument or device which may be heard outside the Premises, (vi) use any source of power other than electricity, (vii) operate any electrical or other device from which may emanate electrical, electromagnetic, energy, microwave, radiation, or other waves or fields which may interfere with or impair radio, television, microwave, or other broadcasting or reception from or in the Property, Center, or elsewhere, or impair or interfere with computers, faxes or telecommunication lines or equipment at the Property, Center, or elsewhere, or create a health hazard, (viii) bring or permit any vehicle, or dog (except in the company of a blind person or except where specifically permitted) or other animal or bird in the Premises or Building, (ix) make or permit objectionable noise, vibration, or odor to emanate from the Premises, (x) do anything in or about the Premises, Property, or Center that is illegal, immoral, obscene, pornographic, or anything that may in Landlord’s good faith opinion create or maintain a nuisance, cause physical damage to the Premises, Property, or Center, interfere with the normal operation of the Systems and Equipment, impair the appearance, character or reputation of the Premises, Property, or Center, create waste to the Premises, Property, or Center cause demonstrations, protests, loitering, bomb threats, or other events which may require evacuation of the Building, Property, or Center, (xi) advertise or engage in any activities which violate any code of ethics or licensing requirements of any professional or business organization, (xii) throw or permit to be thrown or dropped any item from any window or other opening in the Premises or Building, (xiii) use the Premises for any purpose, or permit upon the Premises, Property, or Center anything, that may be dangerous to persons or property (including firearms or other weapons (whether or not licensed or used by security guards) or any explosive or combustible items or materials) (xiv) place vending or game machines in the Premises, except vending machines for employees which shall be at Tenant’s sole cost and expense and only upon prior notice to and consent of Landlord, (xv) adversely affect the indoor air quality of the Premises, Building, Property, or Center, (xvi) use the Premises for cooking or food preparation other than preparation of coffee, tea, and similar beverages, or customary microwave use, for Tenant and its employees, or (xvii) do or permit anything to be done upon the Premises, Property, or Center in any way tending to disturb, bother, annoy, or interfere with Landlord or any other tenant at the Property or Center or the tenants of neighboring property, or otherwise disrupt orderly and quiet use and occupancy of the Property or Center.

(20) Transportation Management. Tenant shall comply with all present or future programs intended to manage parking, transportation or traffic in and around the Property and Center, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization, or any other transportation-related committees or entities.

(21) Parking. The following Rules shall apply to the parking area at the Property and Center (“Parking Area”):

(i) Except as otherwise provided in this Lease, parking shall be available in areas designated by Landlord from time to time. Except for parking spaces specifically reserved, parking for Tenant and its employees and visitors shall be on a “first come, first served,” unassigned basis, in common with Landlord and other tenants at the Property and Center, and their employees and visitors, and other Persons to whom Landlord shall grant the right or who shall otherwise have the right to use the same. Landlord reserves the right to reserve specific spaces for small and other size cars, disabled persons, and other tenants, customers of tenants, or other parties.

(ii) In case of any violation of these rules, Landlord may refuse to permit the violator to park, and may remove the vehicle owned or driven by the violator from the Property or Center without liability whatsoever, at such violator’s risk and expense. Landlord reserves the right to temporarily close all or a portion of the Parking Area in order to make repairs or perform maintenance services, or to alter, modify, restripe, or renovate the same, or any other reason beyond Landlord’s reasonable control. In the event access is denied other than temporarily for any reason, Landlord will make reasonable efforts to provide alternate parking.

(iii) Tenant shall have access to the parking lot twenty-four hours per day, seven days per week. Cars must be parked entirely within the stall lines, and only small or other qualifying cars may be parked in areas reserved for such cars; all directional signs, arrows and speed limits must be observed; spaces reserved for disabled persons must be used only by vehicles properly designated; washing, waxing, cleaning or servicing of any vehicle is prohibited; every parker is required to park and lock his own car, except to the extent that Landlord adopts a valet parking system; parking is prohibited in areas: (a) not striped or designated for parking, (b) aisles, (c) where “no parking” signs are posted, (d) on ramps, and (e) loading areas and other specially designated areas. Delivery trucks and vehicles shall use only those areas designated therefore.

(22) Responsibility for Compliance. Tenant shall be responsible for ensuring compliance with these Rules, as they may be reasonably amended, by Tenant’s employees and as applicable, by Tenant’s agents, invitees, contractors, subcontractors, and suppliers. Tenant shall cooperate with any reasonable program or requests by Landlord to monitor and enforce the Rules, including providing vehicle numbers and taking appropriate action against such of the foregoing parties who violate these provisions.

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